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OFFICE / LOFT SPACE LEASE

Agreement of Lease (the "Lease"), made as of **May 2, 2017**, by and between **Landlord** and **Tenant**, as both terms are prescribed in the following **Lease Declarations** along with other material terms incorporated throughout this Lease:

LEASE DECLARATIONS: the following capitalized terms used throughout this Lease shall have the following meanings, as such terms may be further prescribed within the body of the Lease, and all other capitalized terms within the body of this Lease shall have the meanings set forth therein:

- **Landlord**: **45 MAIN ASSOCIATES LLC**, a limited liability company, having a mailing address of c/o Two Trees Management Co. LLC, 45 Main Street, Suite 602, Brooklyn, New York 11201;
- **Tenant**: **MISSION MEDIA USA, INC.**, a New York corporation having an address at 123 Lafayette Street, New York, New York 10013;
- **Tenant's EIN #**: **26-4021312**;
- **Building**: 45 Main Street, Brooklyn, NY 11201;
- **Demised Premises**: **Suite # 200 / 77 Front Street** in the Building, approximately 9,900 sq. ft. (based on a 35% loss factor) as further illustrated on the attached **Exhibit A**; Within thirty (30) days after the Commencement Date (hereinafter defined), Tenant, at its option and at its expense, may measure the Demised Premises and certify to Landlord the correct dimensions of the Demised Premises. If Tenant's measurements (which Landlord shall have the right to verify) reveal a rentable square footage of the Demised Premises which is more than 2% different from the 9,900 rentable square feet (based on a 35% loss factor) set forth above, Landlord shall have the option of: (a) accepting Tenant's measurements; or (b) having the Demised Premises measured by an independent architect mutually acceptable to Landlord and Tenant, at Landlord's expense, in which event Landlord and Tenant agree to abide by such measurement. Upon the determination of the actual rentable square footage of the Demised Premises (at a 35% loss factor), the Annual Base Rent, additional rent, Tenant's Percentage and all other charges payable by Tenant hereunder shall be adjusted to reflect the correct rentable square footage of the Demised Premises.
- **Commencement Date**: the date upon which Landlord "substantially completes" the "Landlord's Work" in the Demised Premises, as prescribed in **Article 45**, notice of which date shall be provided to Tenant with at least ten (10) days' advanced notice (email notice being acceptable);
- **Rent Commencement Date**: the date that is four (4) months after the Commencement Date;
- **Expiration Date**: the date that is ten (10) years after the Rent Commencement Date;
- **Permitted Uses**: executive and administrative offices for a marketing and strategy agency, and any other lawfully permitted use (as reasonably approved by Landlord and subject further to any prohibited uses designated in this Lease);
- **Term**: the period of time between the Commencement Date and the Expiration Date;
- **Annual Base Rent**: the minimum rent due under this Lease, as follows, dates inclusive:

Lease Year 1:	$410,850.00	annually	$34,237.50	monthly
Lease Year 2:	$421,121.25	annually	$35,093.44	monthly
Lease Year 3:	$431,649.28	annually	$35,970.77	monthly
Lease Year 4:	$442,440.51	annually	$36,870.04	monthly
Lease Year 5:	$453,501.52	annually	$37,791.79	monthly
Lease Year 6:	$494,539.05	annually	$41,211.59	monthly
Lease Year 7:	$506,902.52	annually	$42,241.88	monthly
Lease Year 8:	$519,575.08	annually	$43,297.92	monthly
Lease Year 9:	$532,564.45	annually	$44,380.37	monthly
Lease Year 10:	$545,878.56	annually	$45,489.88	monthly

  - NOTE: First month's rent is due upon execution of this Lease, along with the security deposit, as certified or "bank" check or via rentpayment.com;

- **Rent Credit**: **$136,952.00**, which the parties hereto acknowledge as the value of the four-month free rent period between the Commencement Date and the Rent Commencement Date, as further prescribed in **Article 2**;
- **Security Deposit**: **$102,712.50**, as certified or "bank" check, and as further prescribed in **Article 3**;
- **Base Tax Year**: the Tax Year beginning July 1, 2017, and ending on June 30, 2018, as further

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prescribed in **Article 4**;

- **Tenant's Percentage:** **2.08%** (based on the fraction 9,900rsf / 475,000rsf), as further prescribed in **Article 4**;
- **Submetering Rate:** **105%** as further prescribed in **Article 44**;
- **Trash Removal Charge:** **$206.25** per month, as further prescribed in **Article 47**;
- **A/C Charge:** **$206.25** per month, as further prescribed in **Article 46**;
- **Late Charge:** the greater of i) 4% of any then-current arrears, or ii) $250, as further prescribed in **Article 28**;
- **Tenant's Broker:** **Lee & Associates NYC, LLC**, as further prescribed in **Article 48**;
- **Guarantor:** **James Stephenson** as further prescribed in **Article 49**;
- **Landlord's Work:** as further prescribed in **Exhibit B** and **Article 45**;

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W I T N E S S E T H: Landlord hereby leases to Tenant and Tenant hereby leases from Landlord certain premises known as the **Demised Premises**, located within the **Building**, in the Borough of Brooklyn, County of Kings and City and State of New York, at the rents provided for herein for the duration of the **Term**, unless such Term shall sooner cease, terminate or expire as provided in this Lease. The Term shall commence on **Commencement Date** and end on **Expiration Date**, both dates inclusive.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant and agree as follows:

Use: 1. Tenant shall use the Demised Premises, subject to the terms of this Lease, solely as and for the **Permitted Uses** and for no other purpose without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Except as may be provided for in this Lease and the Permitted Uses of the Premises, Tenant shall not suffer or permit the Demised Premises or the Building or any part of either to be used in any manner, nor suffer or permit anything to be done therein or anything to be brought into or kept therein, which, in the reasonable judgment of Landlord, shall in any way: impair the character, reputation or appearance of the Building as a high quality office building, impair or interfere with any of the Building's services or the proper and economic heating, cleaning, air conditioning, ventilating or other servicing of the Building or the Demised Premises, unreasonably impair or interfere with the use of any part of the Building, or cause unreasonable discomfort, inconvenience or annoyance to any of the other tenants or occupants of the Building. Tenant shall not use nor permit the use of the Demised Premises or the Building or any part of either in violation of the certificate of occupancy (however Landlord agrees not to change the certificate of occupancy in any way that would make the Permitted Use a violation thereof) for the Demised Premises or the Building, if any, or any ground or underlying lease for the Building and/or the land of which the Demised Premises form a part, if any.

Notwithstanding anything to the contrary contained herein, Tenant shall not use or permit all or any part of the Demised Premises to be used for any of the following: (1) overnight stays or residential use of any kind; (2) retail use of any kind that involves the presence of the general public in the Demised Premises; (3) real estate brokerage or property management; except as otherwise expressly provided in this Lease, (4) a short-term desk rental, co-working or shared-office site, or an employment, personnel or executive search agency; (5) any health care, rehabilitation, massage, clinic, counseling or exercise facility of any kind, including, but not limited to, a medical or dental office; (6) any foreign or domestic government or any subdivision, agency, department, or instrumentality thereof, including, without limitation, any foreign, federal, state or local governmental or quasi-governmental body, agency or department, or any other authority or entity that is affiliated therewith or controlled thereby, or any person, group or entity that enjoys diplomatic, sovereign or any other form of immunity from civil or criminal process; (7) any political, labor, not-for-profit, religious, charitable, eleemosynary, school or educational entity, or any other similar type of organization; (8) the sale or distribution of any goods, services or merchandise not expressly permitted by the terms of this Lease; (9) the live performance of any form of entertainment, including, but not limited to, singing and/or the playing of any musical instrument of any kind in any manner whatsoever at any time, without regard to whether or not admission is charged for any live vocal or musical performance; (10) cooking, other than the warming of prepared foods for employee's lunches and snacks in a small microwave and/or toaster oven and by way of a coffee maker or machine; (11) a messenger service; (12) banking, cash machine, check cashing and the like; (13) a recording studio; (14) sale, display or distribution of lewd or pornographic materials, alcohol, tobacco products or firearms of any kind; (15) the manufacture of any product; and (16) any activity which involves the storage, use or generation of medical waste, corrosive or toxic solids, liquids or gasses and/or any hazardous materials. Landlord represents and warrants that Tenant's Permitted Use is permitted under all Rules and Regulations of the Building and does not violate any negative covenant as to use contained in any other lease of space in the Building, and hereby agrees to defend, indemnify and hold Tenant harmless from and against any claims, suits, liabilities and damages (including reasonable attorneys' fees and court costs) arising out of or relating to a breach of such representation or warranty. Landlord further represents that Tenant's Permitted Use does not void, or increase the premiums of, any insurance policy maintained by Landlord.

Base Rent: 2. Commencing on the Rent Commencement Date, Tenant shall pay Landlord the Annual Base Rent during the Term (the minimum rent due and payable under this Lease) without prior demand, offset or deduction, except as otherwise expressly provided in this Lease, at the rates set forth in the Lease Declarations (dates inclusive).

Additionally, provided Tenant is not then in default of its obligations under this Lease beyond applicable notice and cure periods, Tenant shall be entitled to the **Rent Credit**, as prescribed in the foregoing Lease Declarations.

Annual Base Rent shall be paid in monthly installments in advance on the first day of each month during the Term hereof, except that Tenant shall pay the first monthly installment thereof on the execution hereof by certified check or electronic transfer (via rentpayment.com). Unless and until otherwise designated by Landlord in writing, all Annual Base Rent and additional rent payable under this Lease shall be paid to Landlord's legal name as prescribed in the Lease Declarations, c/o Two Trees Management, 45 Main Street, Suite 601, Brooklyn, New York 11201. Monthly installments of Annual Base Rent payable for a partial month shall be prorated on a per diem basis based upon the number of days in the relevant month. All taxes, charges, costs, expenses and sums other than Annual Base Rent payable by Tenant hereunder are deemed additional rent. Tenant shall pay Annual Base Rent and additional rent as provided in this Lease in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public and private at the time of payment, at the office of Landlord or such other place as Landlord may designate, without any set-off or deduction whatsoever, except as expressly provided in this Lease. Any delay or failure of Landlord or its agent to prepare and deliver any bill, statement or invoice shall not constitute a waiver of the right to collect any payment that may have become due during the Term of this Lease, including, without limitation, retroactive payments for any and all amounts unbilled. Any additional rent not billed to Tenant by Landlord within two (2) years of the date of its accrual shall be waived by Landlord. If no date shall be set forth herein for the payment of additional rent, then such sum shall be due and payable within thirty (30) days after the date upon which Landlord demands such payment. If additional rent is not paid when due, Landlord shall have all the rights and remedies with respect to the collection of the same and the enforcement of the Tenant's obligation to pay the same as in this Lease provided, and such rights and remedies as are available at law, equity or otherwise, in the case of non-payment of Annual Base Rent. Although this Article is intended to facilitate the collection rights and remedies of Landlord under this Lease, it is not intended to alter the principle of reimbursable items by Tenant to Landlord, which reimbursable items shall in no event be deemed "income" to Landlord under any provisions of relevant tax law, or otherwise. If any out of state check of Tenant is dishonored, all subsequent checks shall be either certified checks or a check drawn upon a New York City Bank that is a member of the New York Clearing House Association (or its successor).

Security Deposit: 3. Upon execution of this Lease, Tenant shall deposit with Landlord the **Security Deposit**, as prescribed in the foregoing Lease Declarations, as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. It is agreed that Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any amount payable hereunder as to which Tenant is in default under this Lease beyond applicable notice and cure periods, or for any sum which Landlord may expend, or may be required to expend, by reason of Tenant's default beyond applicable notice and cure periods in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency in the re-letting of the Demised Premises, whether such damages or deficiency accrued before or after summary proceedings or re-entry by Landlord. If Landlord uses, applies or retains any part or all of said security, as permitted hereunder, Tenant shall within five (5) business days following demand, deposit with Landlord such amount as is necessary to restore the security to

the amount Tenant is required to deposit with Landlord under this Article. If Tenant is not in monetary or material non- monetary default beyond applicable notice and cure periods of any material terms, provisions, covenants and conditions of this Lease, the security Landlord is then holding shall be returned to Tenant on the later to occur of: (a) the date fixed as the end of the Term hereof; (b) after Tenant delivers of possession of the Demised Premises to Landlord in the condition required under this Lease; or (c) thirty (30) days following the Expiration Date of the Term. If the Building is sold or leased, Landlord shall have the right to transfer the security to the purchaser or lessee for the benefit of Tenant and Landlord, after giving notice to Tenant, shall be deemed released by Tenant from all liability for the return of such security and Tenant shall look solely to the new owner or lessee for the return thereof, provided such purchaser or lessee agrees in writing to assume the obligations of Landlord hereunder. Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Notwithstanding anything in this Article 3 to the contrary, in lieu of a cash deposit by Tenant for the Security Deposit, Tenant may deposit with Landlord a clean, irrevocable and unconditional standby letter of credit ("Letter of Credit") from a bank or financial institution approved by Landlord (such approval not to be unreasonable withheld or conditioned or delayed), naming Landlord as beneficiary, in the full amount of the Security Deposit, in form reasonably acceptable to Landlord. At any time that Tenant is in default under this Lease beyond applicable notice and cure periods, or if Landlord at any time receives notice from the issuing bank that the Letter of Credit will not be renewed and Tenant does not provide a replacement Letter of Credit ten (10) days prior to the expiration of the Letter of Credit, Landlord shall have the right to draw upon the Letter of Credit and apply the proceeds in accordance with the provisions of this Lease. Notwithstanding the above, the Letter of Credit must be extend ninety (90) days beyond the Expiration Date of the Lease, and Landlord shall have the right to draw upon the Letter of Credit if it reasonably concludes that the Letter of Credit will not be renewed up through such time. If Landlord shall have drawn down the Letter of Credit and applied all or a portion thereof, then Tenant shall deposit with Landlord, within thirty (30) days after written notice from Landlord, an amount of cash or an amendment to the Letter of Credit or a new Letter of Credit sufficient to bring the balance of the Security Deposit held by Landlord under this Article 3 to the full amount of Security Deposit required hereunder. The failure by Tenant to deposit such additional amount or provide such amendment within the foregoing time period shall be deemed a default pursuant to Article 28 of this Lease.

Real Estate Taxes: 4. If the "Real Estate Taxes" (hereinafter defined) in any twelve (12) month period commencing July 1st and ending the following June 30th (dates inclusive) occurring, in whole or in part, during the Term hereof (any such July to June twelve month period being herein a "Tax Year") exceed the amount of the Real Estate Taxes for the **Base Tax Year**, as prescribed in the foregoing Lease Declarations, then Tenant agrees to pay Landlord the **Tenant's Percentage**, as prescribed in the foregoing Lease Declarations, of the difference between such amounts (the "Tax Escalation Payment") within thirty (30) days after demand made therefor as additional rent. Tenant's Tax Escalation Payment shall be prorated for any Tax Year during the Term that does not consist of twelve (12) full calendar months. Notwithstanding anything to the contrary contained herein, Tenant agrees to pay Landlord Tenant's Percentage of the total amount of any business or building improvement district charges assessed on the Real Property (as such term is hereinafter defined) in each year (or portion thereof) during the Term of this Lease within thirty (30) days after demand is made therefor as additional rent. Landlord shall have the right, but not the obligation, to bill Tenant in one or more installments for the amounts payable under this Article. Tenant's obligation to pay additional rent under this Article shall survive the termination of this Lease and Tenant shall pay all amounts payable under this Article notwithstanding the fact that an invoice is sent after the Expiration Date or sooner termination of the Term hereof. Notwithstanding anything to the contrary contained in this Lease, if Landlord fails to provide a Landlord's Statement within two (2) years after the end of any tax escalation year, Landlord shall be foreclosed from billing Tenant for any additional rent relating thereto thereafter, however this should not preclude Landlord from giving Tenant a revised Landlord's Statement at any time subsequent to the date that Landlord has already provided a Landlord's Statement to Tenant.

"Real Estate Taxes" shall mean, for the purposes of this Lease, all taxes, assessments and impositions (general or special, foreseen or unforeseen, ordinary or extraordinary) levied, assessed or imposed (including, but not limited to, real property taxes) by federal, state or local governments and their political subdivisions upon all or part of the improvements and land of which the Demised Premises forms a part, including the Building, and any sidewalks, curbs, plazas, air rights and the like appurtenant to them (the land, improvements and appurtenances collectively being the "Real Property"), but shall exclude (a) any transfer, franchise, capital stock, income, inheritance or gift taxes, general corporation, unincorporated business, vault tax or advertising tax levied on Landlord, and any tax that does not relate to the Real Property, water and sewer fees and utility charges required to be paid by Tenant pursuant to any other provisions of this Lease, and any charges, taxes or assessments relating to the personal property of Landlord or any tenant or occupant of the Building, or any occupancy or commercial rent tax (if any) payable by virtue of all or a portion of the Building or any taxes or other amounts payable on account of the operation of any tax incentive or abatement program applicable to the Real Property, the benefits of which were not theretofore made afforded to Tenant, and (b) interest and penalties assessed by reason of Landlord's failure to pay such real estate taxes when due. If, for any reason whatsoever, a new tax, charge or assessment of any type, including, without limitation, a real estate tax, franchise, income, school, capital, or use and occupancy tax, shall be assessed, confirmed, imposed or levied against Landlord and/or all or any part of the Real Property in substitution in whole or in part for, any tax which would constitute "Real Estate Taxes", then such tax or imposition shall be deemed to be included within the term "Real Estate Taxes". If Landlord incurs any expenses (including, but not limited to, reasonable attorneys' fees) in its efforts to reduce or minimize the Real Estate Taxes and/or the assessed valuation of the Real Property, any and all such expenses shall be added to, and made a part of Real Estate Taxes. Within ninety (90) days after each Tax Year, Landlord shall render to Tenant, in accordance with the notice provisions of this Lease, a statement ("Landlord's Statement") together with a copy of the actual tax bill showing (a) a comparison of the Real Estate Taxes payable for the Tax Year in question with the Base Taxes and (b) the amount of the additional rent resulting from such comparison. If the Real Estate Taxes for any Tax Year during the Term hereof, excluding the Base Tax Year, shall be adjusted, corrected or reduced, then all of the Tax Escalation Payments payable hereunder shall be recalculated using the revised Real Estate Taxes and Landlord shall credit or refund to Tenant any excess amount paid by Tenant and Tenant shall pay Landlord any amounts due hereunder within thirty (30) days following demand. Tenant shall have no right to institute or participate in any real estate tax proceedings relating in whole or in part to the Real Property, it being understood that the commencement, maintenance, settlement or conduct thereof shall be in the sole discretion of Landlord, but Landlord shall pursue such proceedings at commercially reasonable intervals. Tenant shall be directly liable for all taxes on or against property, trade fixtures or equipment placed by Tenant in or about the Demised Premises, and all taxes on Tenant's right to occupy the Demised Premises including but not limited to any commercial rent tax or similar charges. If any such taxes are levied against Landlord or Landlord's property, and if Landlord pays same, or if the assessed valuation of Landlord's property is increased by the inclusion therein of a value placed upon such property, and if the Landlord pays the taxes based on such increased assessment, Tenant, upon demand, shall repay to Landlord the taxes so paid by Landlord or the portion of such taxes resulting from such increase in assessment. If any special taxes or assessment shall be levied against the Real Property, Landlord shall elect to pay such special tax or assessment over the longest period of time allowed by law. In the event of a special taxes or assessment for any public or private improvement, the life of which extends beyond the Term of this lease, the assessment for such improvement shall be paid by Landlord and amortized over the life of the improvement, and Tenant's Percentage of Real Estate Taxes shall only include the amortized portion of such assessment. Notwithstanding anything to the contrary set forth in this Lease, the Tax Escalation Payment shall be reduced by the phasing-out of any pre-existing artificial tax benefits directly attributable to the Demised Premises.

Electricity: 5. Tenant shall pay for all electric current furnished to and/or consumed in the Demised Premises. Electric current is provided to the Demised Premises as specified in the rider

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Landlord: [initials] Tenant [initials]

attached to this Lease. Tenant agrees that at all times its use of electric current shall not exceed the capacity of the Building's existing feeders, risers or wiring installation, and Tenant may not use any equipment which, in Landlord's reasonable opinion, will overload such feeders, risers or installations or interfere with the businesses of other tenants or occupants of the Building. Except as otherwise expressly provided in this Lease, Landlord shall not be liable or responsible to Tenant for any loss, damages or expenses that Tenant may sustain as a result of any change in the character of electric service provided to the Demised Premises. Notwithstanding anything to the contrary contained in this Lease, if (i) there shall be an interruption or suspension of any services to the Demised Premises, causing an interruption of or material interference with the conduct of Tenant's business in the Premises, caused by Landlord or its agents or as a result of the performance by Landlord of its repair obligations under this Lease (the foregoing referred to as an "Interruption," which specifically excludes, for instance, interruptions caused by natural phenomena or any parties outside of Landlord's control), (ii) such Interruption shall continue for at least five (5) days following Tenant's sending to Landlord written notice from Tenant describing such Interruption, (iii) such Interruption shall materially impair the operation of Tenant's business in the Demised Premises, render the Demised Premises inaccessible or untenantable and (iv) such Interruption shall not have been caused, in whole or in part, by reason of (a) an event which is covered under any article of the Lease relating to casualty or condemnation, (b) a wrongful act, the failure of Tenant to perform maintenance or repairs, or negligence on the part of Tenant in default or violation of this Lease or Tenant's obligations hereunder or (c) negligence of Tenant or Tenant's agents, servants, employees, contractors or visitors (with respect to visitors, when in the Demised Premises) (an Interruption that satisfies all of the foregoing conditions, a "Material Interruption"), then, as Tenant's sole remedy in connection with such Material Interruption, Tenant shall be entitled to an abatement of Annual Base Rent and additional rent for the period which shall begin on the sixth (6th) day of such Material Interruption and which shall end on the earlier of (x) the day following the day on which such Material Interruption shall cease or (y) Tenant shall recommence the use of the Premises for the conduct of Tenant's business. Should the Material Interruption exceed thirty (30) days, Tenant may terminate this Lease upon written notice to Landlord.

Utilities & Other Services: 6. Unless expressly provided elsewhere in this Lease to the contrary, Tenant shall pay for any and all utility services furnished to and/or consumed in the Demised Premises at any time during the Term. As used herein, "utility services" shall include, but not be limited to, energy charges, any internet access fees, cable company services, and local and long distance wired and wireless telephone charges for voice and/or data. Such obligation shall expressly survive the expiration or termination of this Lease. Tenant shall indemnify, defend and hold Landlord harmless from and against any liability of Landlord for Tenant's failure to timely pay for utility services furnished to and/or consumed in the Demised Premises during the Term. Tenant shall pay for cleaning services, trash collection and air-conditioning as provided in the rider attached hereto.

Building Services: 7. Landlord shall: (a) provide passenger elevator service twenty-four hours a day, seven days a week; (b) provide freight elevator service only on regular business days between the hours of 8 a.m. and 4 p.m.; (c) furnish heat, between the calendar months of November 1st and April 15th on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m. and other services which Landlord has expressly agreed to supply, if any, to the Demised Premises, when and as required by law, unless Tenant's use is primarily devoted to storage in which case Landlord shall not be obligated to provide regular heat; and (d) clean the public halls and public portions of the Building which are used in common by the Building's tenants. Landlord reserves the right to stop the aforesaid services when necessary, by reason of accident or emergency or for repairs, alterations, replacements or improvements. Tenant hereby acknowledges and agrees that any skylights in the Demised Premises, if any, may cause the Demised Premises to be warmer in the summer and cooler in the winter than a typical office in the Building without skylights and except as otherwise expressly provided in this Lease, that Landlord has not made any representations that the heating system and air-conditioning system in the Demised Premises will be adequate for heating and cooling purposes for the Demised Premises and Tenant hereby agrees to accept the heat system in its "as is" condition (subject to same being delivered in good working order), and Landlord will provide Tenant with a new air conditioning system as part of Landlord's Work.

As Is: 8. Tenant acknowledges that Landlord has afforded Tenant the opportunity for a full and complete investigation, examination and inspection of the Demised Premises and the Building and Tenant has examined and has made a complete inspection of the same and is familiar with the physical condition thereof and agrees to accept the Demised Premises and the Building in "as is" condition subject to all violations, whether or not of record, except as may be expressly set forth herein or in the rider hereof to the contrary, and subject to (i) the completion of Landlord's Work and (ii) any latent defects reported to Landlord by Tenant within one hundred twenty (120) days of the Commencement Date. Except as otherwise expressly provided in this Lease, Landlord has not made and does not make any representation as to the physical condition or any other matter affecting or relating to the Demised Premises and the Building, except as specifically set forth in this Lease and Tenant specifically acknowledges that no such representation has been made. No rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. If one or more governmental licenses or permits shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, Tenant shall be responsible for, and shall procure and maintain, such license or permit. As to either of subparagraphs (i) or (ii) above, Landlord agrees to complete said items within thirty (30) days of Landlord's receipt of written notice of same from Tenant unless such work requires materials or work not reasonably capable of being installed or completed within such period in which event Landlord shall commence such work or order the necessary materials within such time period and thereafter diligently prosecute the same until completion. Notwithstanding anything to the contrary contained in this Lease, Landlord shall deliver the Demised Premises to Tenant vacant, broom clean, with all prior installations removed, except for the fixtures and equipment specifically referred to in this Lease, if any, with the mechanical, electrical, heating, ventilating, air conditioning, lighting, plumbing and sewer systems in good working order, the roof, ceiling and walls watertight and free of leaks, and the demised premises in compliance with all applicable laws, codes, rules and regulations including, without limitation, The Americans with Disabilities Act (as amended, "ADA"), free of any violations, and with Landlord's Work substantially completed as aforesaid. Landlord shall be responsible for the removal of any violations against the Demised Premises or the Building that materially impact Tenant's capacity to operate its business activities under this Lease, either as a result of Landlord's Work or thereafter as a result of any act or omission of Landlord, its agents, contractors or employees. Landlord warrants that Landlord's Work will be free of defects for a period of one (1) year after the Commencement Date and will, at its cost and expense, make all repairs thereto during said period (unless caused by the acts of Tenant). Landlord shall make available to Tenant (or enforce for Tenant's benefit) all warranties and guaranties available in connection with Landlord's Work. In the event Tenant is delayed or unable to obtain any required permits for any of Tenant's work (including Tenant's Work) or to open for business due to the act or omission of Landlord, or as a result of conditions or violations existing on the Demised Premises, Building or land on which it is situated on the Commencement Date, then the Rent Commencement Date shall be extended on a day to day basis until Tenant receives said permits or is able to open for business, and Landlord shall promptly take all reasonable steps to remedy the condition.

Failure to Give Possession: 9. Except as otherwise expressly provided in this Lease, if Landlord is unable to deliver possession of all or part of the Demised Premises to Tenant on the Commencement Date hereof because of any reason whatsoever, including, without limitation, the holding-over or failure to surrender possession by any tenant, subtenant or occupant, construction or work in the Building or in all or part of the Demised Premises, or the failure to obtain a certificate of occupancy, then Landlord shall not, in any such event, be subject to any liability for failure to give possession on said date and the validity of this Lease shall not be impaired under such circumstances, nor shall the same be construed to extend the Term of this Lease, but the Annual Base Rent payable hereunder shall abate equitably according to that part of the Demised Premises which has not been delivered (provided Tenant is not responsible for Landlord's inability to deliver possession of the Demised Premises to Tenant or complete any work) until Landlord delivers to Tenant possession of all of the Demised Premises. If Tenant is given possession of all or part of the

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Landlord: ___ Tenant ___

Demised Premises or any other premises prior to the Commencement Date hereof, Tenant covenants and agrees that such possession and occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease, except the obligation to pay Annual Base Rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of §223-a of the New York Real Property Law. Notwithstanding anything to the contrary contained in this Lease, if Landlord is unable to deliver the Demised Premises to Tenant in broom clean condition with the Landlord's Work Substantially Complete on or before February 1, 2018 (the "Outside Date"), time being of the essence, Tenant will have the option of cancelling and terminating this Lease at any time thereafter (but prior to Substantial Completion) within thirty (30) days by written notice to Landlord. In the event Tenant exercises this option, this Lease shall be null and void, with neither party being liable to the other in damages or otherwise, and any money deposited or paid to Landlord by Tenant shall be promptly returned to Tenant.

Notwithstanding anything to the contrary contained in this Lease, Tenant shall, without taking the actual possession of the Demised Premises for the purposes of fixing the Commencement Date, have access to the Demised Premises fifteen (15) days prior to the estimated Commencement Date (which estimated Commencement Date is 4 months after Landlord and Tenant finalize plans for the build-out) for the purpose of installing telecom and data wiring, and cabling contemporaneously with Landlord's Work, provided that such access does not materially delay or hinder Landlord's substantial completion of Landlord's Work, and that such access shall be upon all of the terms, covenants and conditions of the Lease, except for the Commencement Date and Tenant's obligation to pay fixed Base Rent and additional rent.

Alterations: 10. Tenant shall make no changes in or to the Demised Premises of any nature without Landlord's prior written consent. Landlord's prior written consent shall not be unreasonably withheld, conditioned or delayed if Tenant wants to paint all or any portion of the Demised Premises any color other than black and make other similar cosmetic minor non-structural interior changes which do not require permit(s) from any governmental authority and do not adversely affect the quality or structure of the Demised Premises' floor slab and do not adversely affect any system serving the Demised Premises and/or the Building, provided Tenant complies with all of the conditions, provisions and covenants of this Lease and provided Tenant, at its expense, restores the Demised Premises to the condition required hereunder or pays Landlord to restore the Demised Premises to the condition required under the terms of this Lease. Tenant's obligation to pay Landlord to restore the Demised Premises shall expressly survive the expiration and/or termination of this Lease. In no event, however, shall Tenant install or permit the installation of any art in the Demised Premises that an artist could prevent the removal of pursuant to a governmental or court law, code, rule, regulation or order. In no event shall Landlord be required to consent to any Tenant Changes that would adversely affect the structure of the Building, the exterior thereof, any part of the Building outside of the Demised Premises or the mechanical, electrical, heating, ventilation, air-conditioning, sanitary, plumbing or other service systems and facilities of the Building, except as otherwise expressly provided in this Lease. Except as otherwise expressly provided in this Lease, Tenant shall, at its expense, before making any alterations, additions, installations or improvements: (a) obtain and promptly deliver to Landlord a copy of all permits, approvals and certificates required by any governmental or quasi-governmental bodies (and upon completion, certificates of final approval thereof) and (b) submit to Landlord, for Landlord's prior written approval, plans, drawings and specifications of all changes, alterations, additions, improvements and work (herein "Tenant Changes") Tenant wants to perform in the Demised Premises or the Building. Tenant shall make all revisions to its plans, drawings and specifications reasonably requested by Landlord and shall provide Landlord with all Landlord reasonably requested details. Tenant shall, promptly upon demand, reimburse Landlord for all reasonable out-of-pocket fees, expenses and other charges incurred by Landlord and/or its agent in connection with the approval of the plans, drawings and specifications (including fees paid to other parties for their opinion and comments), not to exceed $2,500, and there shall be no such fees payable by Tenant in connection with its initial work in the Demised Premises.

Immediately following approval by Landlord, Landlord, at its sole cost and expense, shall file the approved plans and drawings with the appropriate governmental and quasi-governmental authorities having jurisdiction with regards to Landlord's Work. In connection with any Tenant Change, if requested by Landlord, Tenant shall use an expeditor designated or approved in advance by Landlord to assist with the filings. Notwithstanding the foregoing or anything to the contrary contained herein, no consent or approval issued by Landlord shall constitute an express or implied representation by Landlord that the Building or the Demised Premises (with or without any Tenant Change) will be suitable, feasible or lawful for any general or specific use, purpose or requirement of Tenant, except as otherwise expressly provided in this Lease. Tenant shall, at its sole cost and expense, in making any Tenant Change, comply with all Legal Requirements (hereinafter defined), including, without limitation, all requirements of Local Law No. 5 of 1973 of the City of New York and The Americans With Disabilities Act of 1990, as amended to date. All materials and equipment used in connection with Tenant Changes shall be new and first quality and no materials or equipment shall be subject to any lien, encumbrance, chattel mortgage, title retention or security agreement. If any Tenant Change is to be made to the fire safety system, Tenant shall use only a contractor (or, if necessary, contractors) reasonably approved by Landlord and upon the completion of such work, Tenant shall deliver to Landlord a letter issued by the Building's fire safety system vendor/service provider indicating that all fire safety system devices located on the Demised Premises' floor are functioning properly and a schedule indicating the dates for the pre-testing and final testing of the fire safety system (and which final testing must be within six (6) months of the date the plans for the Tenant Change were filed with the New York City Department of Buildings). Tenant agrees to carry, and will cause its contractors and sub-contractors to carry, such worker compensation, general liability, personal and property damage insurance as Landlord may reasonably require in form, amount, carriers and coverages reasonably satisfactory to Landlord (including, but not limited to, adequate Builder's Risk coverage). Such insurance shall be in addition to and not in lieu of any other insurance required under this Lease. Tenant shall not, at any time prior to or during the Term of this Lease, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Demised Premises, whether in connection with any Tenant Changes or otherwise, if, in Landlord's sole but reasonable discretion, such employment will interfere or cause any conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of all or part of the Building. In the event of any interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately and shall replace such contractors, mechanics and laborers with contractors, mechanics and laborers who, in Landlord's reasonable judgment, will not interfere or conflict with the construction, maintenance or operation of all or part of the Building.

Nothing in this Lease is intended to constitute a consent by Landlord to the subjection of Landlord's or Tenant's interest in the Building, the Demised Premises and/or the Real Property to any lien or claim by any person that performs and/or supplies any work, labor, material, service or equipment to Tenant and/or the Demised Premises. Landlord hereby notifies all such persons of such intent and each such person agrees, to the extent permitted by law, that by performing any work for or supplying any materials to Tenant it accepts that Landlord has not granted such consent and that such person shall not have a right to file any lien or claim against any interest of Landlord in the Demised Premises, the Building and/or the Real Property. If any mechanic's lien is filed against the Demised Premises, the Building and/or the Real Property for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty (30) days after Tenant receives notice thereof, at Tenant's expense, by payment or filing a bond as permitted by law, or otherwise.

All fixtures, improvements (such as, but not limited to, offices, conference rooms, server rooms or kitchens) and all paneling, partitions, interior walls, railings and like installations, existing at the time Tenant takes possession of the Demised Premises or installed in the Demised Premises at any time during the Term, either by Tenant or by Landlord on Tenant's behalf, shall not be removed from the Demised Premises by Tenant prior to the end of the Term of this Lease, at Tenant's expense. Nothing in this article shall be construed to give Landlord title to, or to prevent Tenant's removal of, trade fixtures, moveable office furniture and equipment, but in no event shall Tenant remove any fixtures

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Landlord _____ Tenant SS

and equipment which are part of the operation of the Demised Premises and/or the Building. Upon removal of Tenant's trade fixtures, moveable office furniture, equipment and Specialty Changes (hereinafter defined), Tenant shall immediately, and at its expense repair any damage to the Demised Premises or the Building due to such removal (collectively, "Tenant's End of Term Work"). For purposes of this Section, "Specialty Changes" shall mean Tenant Changes consisting of kitchens, pantries, executive bathrooms, vaults, safes, libraries, filing systems, internal staircases, dumbwaiters, pneumatic tubes, vertical and horizontal transportation systems. Specialty Changes shall not include Landlord's Work. Notwithstanding the foregoing, in the event Tenant surrenders the Demised Premises prior to the Expiration Date, in addition to Tenant's trade fixtures, moveable office furniture, equipment and Specialty Changes, Tenant shall also remove improvements, all paneling, partitions and railings from the Demised Premises or upon removal of other installations as may be required by Landlord, and Tenant shall immediately, and at its expense, repair and restore the Demised Premises to the condition existing prior to any such installations upon removal of same from the Demised Premises, or upon removal of other installations as may be required by Landlord, Tenant shall immediately, and at its expense, repair and restore the Demised Premises to the condition existing prior to any such installations, and repair any damage to the Demised Premises or the Building due to such removal (collectively, "Tenant's Early End of Term Work"). Notwithstanding anything to the contrary contained herein, Tenant shall not be liable for minor damage to the carpet, ceiling, and walls of the Demised Premises and/or Building caused pursuant to Tenant removing any fixtures or materials it may be required to remove or has elected to move from the Premises. If Tenant fails to perform and complete Tenant's End of Term Work, Landlord shall perform such work at Tenant's cost and expense and shall have the right to deduct the cost thereof from the Security Deposit. All property required to be removed by Tenant at the end of the Term which remains in the Demised Premises after Tenant surrenders possession of the Demised Premises to Landlord shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or removed from the Demised Premises by Landlord, at Tenant's expense. Tenant's obligations under this Article shall expressly survive the expiration or sooner termination of this Lease.

In the event Tenant has been in material default of this Lease, then and thereafter, as a condition to Landlord's approval of any Tenant Changes which Landlord reasonably believes will cost Tenant more than one hundred twenty-five thousand dollars ($125,000) to perform, Landlord shall have the right to require, upon demand, a performance bond and a separate payment bond (collectively, the "Surety Bond"), which shall provide a direct right of action against the surety by a claimant. Each Surety Bond shall name Tenant, Landlord and Landlord's lenders or mortgagees (if any) as co-obligees, each with the right to sue on the Surety Bond on their own behalf rather than as co-obligees. Each Surety Bond shall be i) in a penal sum equal to 110% of the cost of such Tenant Changes, and ii) in a form and substance satisfactory to Owner, and iii) shall be underwritten by a surety company authorized to do and doing business in the State of New York, and having a "Best" rating of A or better. All costs associated with any Surety Bond shall be paid for by Tenant or its contractor. Tenant shall furnish any required Surety Bond no later than fifteen (15) calendar days prior to commencement of the subject Tenant Changes. Performance of any construction in the Demised Premises without a Surety Bond previously requested by Landlord under this provision shall constitute a material default under the Lease. Tenant acknowledges that Landlord would suffer damages if any construction occurs prior to delivery of a Surety Bond as requested by Landlord, and Tenant agrees that Landlord shall have the right to collect from Tenant, as additional rent, a liquidated damage fee of one thousand ($1,000) for each day that Tenant has commenced such construction activities without providing the Surety Bond as required in this Article 10, which amounts Landlord shall return to Tenant if Tenant produces a satisfactory Surety Bond within thirty (30) days of commencement of the Tenant Changes.

Repairs: 11. Subject to Landlord's rights in **Article 18** of this Lease, Landlord shall maintain and repair the foundations, floor slab, roof (including drains, downspouts, flashing and parapets, roof membrane and roof covering (including interior ceiling only if damaged by roof leakage), and structural portions of the walls (interior and exterior) of the Demised Premises, sidewalks, sprinkler mains and pipes and conduits leading to the Demised Premises from utility installations, the exterior of and the lobby, elevators and other public portions of the Building. Tenant shall, during the Term hereof, at its expense, take good care of, maintain, clean, replace and repair the interior non-structural portion of the Demised Premises (including all bathrooms and lavatory facilities located within the Demised Premises), the windows and window frames, entrance door and the fixtures and appurtenances therein, and promptly make all non-structural repairs thereto. Tenant shall make, at its expense, all non-structural repairs to the Building caused by, or resulting from, moving any of its property and/or caused by the willful misconduct or negligence of Tenant, Tenant's servants, employees, invitees, or licensees, and whether or not arising from Tenant's willful misconduct or negligence, when required by other provisions of this Lease. If any structural repairs are necessary to the Building as a result of Tenant's use or manner of use of the Demised Premises or as a result of moving its property or as a result of the negligence or willful misconduct of Tenant, Tenant's servants, employees, invitees, or licensees, Tenant shall immediately notify Landlord of the need for such repairs and Landlord shall make such structural repairs at Tenant's cost and expense. In no event shall Landlord have any obligation to perform any work hereunder at overtime or premium rates. Tenant shall pay Landlord for the cost and expense of such structural repairs within thirty (30) days following demand therefor as additional rent hereunder. All maintenance, repairs and replacements to be made to the fire safety system serving the Demised Premises by Tenant shall be made only by contractors reasonably approved in advance by Landlord. All parties employed by Tenant to clean, maintain and/or repair the Demised Premises shall be approved in advance by Landlord, such approval shall not be unreasonably withheld, conditioned or delayed. Tenant will not clean nor require, permit, suffer or allow any window in the Demised Premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction. Landlord shall replace, at Tenant's expense, any and all plate and other glass damaged or broken from any cause whatsoever in and about the Demised Premises. All repairs made by Tenant or on behalf of Tenant shall be of quality or class equal to the original work or construction. If Tenant fails, after twenty (20) days' notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Landlord at the expense of Tenant, and the expenses thereof incurred by Landlord shall be collectible, as additional rent, after rendition of a bill or statement therefor. Tenant shall give Landlord prompt notice of any defective condition in any plumbing, heating system or electrical lines located in the Demised Premises and following such notice, Landlord shall remedy the condition with due diligence at its sole cost and expense, unless the need therefor arises from the willful misconduct or negligence of Tenant, its agents, contractors or employees. Except as specifically provided elsewhere in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the Building or the Demised Premises, or in and to the fixtures, appurtenances or equipment thereof. Except as may be expressly set forth herein to the contrary, it is specifically agreed that Tenant shall not be entitled to any set-off or reduction of rent by reason of any failure of Landlord to comply with the covenants of this or any other article of this Lease.

Landlord's Access to Demised Premises: 12. Landlord and its agents and designees shall each have the right to enter the Demised Premises, at all times in the event of an emergency and otherwise at reasonable times upon reasonable prior notice of not less than twenty-four (24) hours (except in cases of emergencies), to examine the same, and, if applicable, to enter, use, exit and/or perform work in the closet outside of the Demised Premises accessible from the Demised Premises, and/or to make such repairs or alterations as Landlord may deem necessary for the Building or which Landlord shall be required to or shall have the right to make by the provisions of this Lease or any other lease in the Building (and Landlord may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed). Tenant further acknowledges that Landlord's access for such activities under this Article may periodically disturb Tenant's use and operation of the Demised Premises, due to construction-related activities including, but not limited to, noise, dust, vibration, and occasional presence of construction workers within the Demised Premises. Additionally, Tenant agrees to surrender to Landlord, at no diminution or offset of its rental obligations, a *de minimis* amount of available space within

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Landlord ___ Tenant ___

the Demised Premises for Landlord or its agents to place conduit, pipes or other mechanical connections reasonably required for construction of improvements for the Building or tenants within the Building. Landlord and its agents and designees shall be allowed to take all material into and upon the Demised Premises that may be required for the repairs or alterations above mentioned as the same is required for such purpose, without the same constituting an eviction of Tenant in whole or in part, actual or constructive, and the rent payable hereunder shall in no way abate while said repairs or alterations are being made by reason of loss or interruption of the business of Tenant because of the prosecution of any such work, except as otherwise expressly provided in this Lease. Landlord shall use commercially reasonable efforts to minimize the disturbance but nothing contained herein shall be deemed to require Landlord to perform the same on an overtime or premium pay basis, unless Tenant agrees to pay the cost thereof. Tenant shall permit Landlord and Landlord's agents and designees to use, maintain and replace pipes and conduits in and through the Demised Premises, and to erect new pipes and conduits therein. If Tenant is not present to open and permit an entry into the Demised Premises in an emergency, Landlord or Landlord's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, at Tenant's sole cost and expense and provided reasonable care is exercised to safeguard Tenant's property; although such entry shall not render Landlord or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. Tenant acknowledges and agrees that it and its employees, guests, invitees, and agents shall not, at any time, for any reason whatsoever, use, access, enter or have any rights in or to the roof or roof top area of the Building. Tenant's failure to abide by the terms of the foregoing sentence shall be deemed a material default of the Lease. Landlord shall also have the right, at reasonable times and upon reasonable notice as aforesaid, to enter the Demised Premises for the purpose of exhibiting them to prospective purchasers or lessees of the Building or to prospective mortgagees or to prospective assignees of any such mortgages or to the holder of any mortgage on the Landlord's or ground lessors, if any, interest in the Real Property, its agents or designees. During the last six (6) months of the Term, Landlord may enter the Demised Premises at reasonable times upon reasonable prior notice for the purpose of showing the same to prospective tenants.

Notwithstanding anything to the contrary contained in this Lease, Landlord shall use commercially reasonable efforts to minimize the adverse impact of any scaffolding or a sidewalk bridge or other obstruction in front of any windows of the Demised Premises. Additionally, Tenant shall have the right, at its sole cost and expense, to install provide professional grade signage on the exterior of the obstruction to maximize the visibility thereof.

Compliance with Laws, Building Insurance, Floor Loads: 13. The term "Legal Requirements" means all laws, statutes, ordinances, codes, orders, rules, regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or any official thereof, or of any other governmental public or quasi-public authority, or of any insurance companies providing coverage for all or part of the Building, or of any utility company providing service to all or part of the Building, in any case, whether now or hereafter in force, which are applicable to all or part of the Real Property and all requirements, obligations and conditions of all instruments of record as of the date hereof. Tenant shall, promptly following receipt of the same, deliver to Landlord a copy of any and all notices Tenant receives of any Legal Requirement violation pertaining to Tenant, the Demised Premises, the Building and/or the Real Property.

During the Term hereof and at all times prior that Tenant is in possession of the Demised Premises, Tenant shall, at Tenant's sole cost and expense, promptly comply with all present and future Legal Requirements, including, without limitation, the rules and regulations of the Landmarks Preservation Commission or a historic preservation district, if applicable. If Tenant has, by its manner of use of the Demised Premises or method of operation therein, violated any Legal Requirements and structural repairs and/or alterations are necessary to cure such violations, then, and, in such event, Landlord may make such structural repairs and alterations and Tenant shall reimburse Landlord for the cost of such work within thirty (30) days following demand therefor as additional rent. For the purposes hereof the cost of any alteration or improvement shall be deemed to include the cost of labor and materials and the cost to prepare and file plans for such alteration and improvements. Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all unusually heavy business machines and mechanical equipment (no commercial safes shall be permitted in the Demised Premises). Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Landlord's reasonable judgment, to absorb and prevent vibration, noise and annoyance. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be required to comply with any Legal Requirements or to cure any illegal condition if the illegality or necessity to comply existed or arose before Tenant took possession of the Demised Premises or at any time by reason of any act or omission of Landlord (or Landlord's employees, agents, contractors or representatives).

For purposes of this Lease, "hazardous materials" means any explosives, radioactive materials, hazardous wastes, or hazardous substances, including, without limitation, substances defined as "hazardous substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9657; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. §§ 1801-1812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901-6987; or any other similar laws (collectively, "hazardous materials laws"). Supplementing the foregoing parts of this Article, Tenant will not cause or permit the storage, use, generation, or disposition of any "hazardous materials" in, on, or about the Demised Premises or the Building. Further Tenant will not permit the Demised Premises to be used or operated in a manner that may cause all or part of the Real Property to be contaminated by any hazardous materials. Tenant shall be solely responsible for and will defend, indemnify and hold Landlord, its agents and employees harmless from and against all claims, costs and liabilities, including, but not limited to, reasonable attorneys' fees and costs, arising out of or in connection with Tenant's breach of its obligations in this Article, including, but not limited to, the removal, cleanup, and restoration work and materials necessary to return the Demised Premises and any other property of whatever nature located within the Real Property to their condition existing prior to the appearance of Tenant's hazardous materials. Such indemnity and all obligations under this Article shall expressly survive the expiration, cancellation or termination of this Lease. Tenant will promptly advise Landlord in writing of (1) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened with respect to any hazardous materials affecting the Demised Premises or Real Property; and (2) all claims made or threatened by any third party against Tenant, Landlord, or the Demised Premises relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from any hazardous materials in or about the Demised Premises. Without Landlord's prior written consent not to be unreasonably withheld, conditioned or delayed, Tenant will not take any remedial action or enter into any agreements or settlements in response to the presence of any hazardous materials in, on, or about the Demised Premises or Real Property. Tenant's obligations under this Article shall expressly survive the expiration or other termination of this Lease. Landlord represents that there will be no hazardous materials in, on, under or about the Demised Premises, or the Real Property, including but not limited to soil and ground water, on the date possession of the Demised Premises is delivered to Tenant. Tenant shall have no responsibility or liability whatsoever to Landlord or any third person for any hazardous materials or any other environmental hazards which were created and/or existed on, in under or about the Demised Premises or the Real Property prior to the date possession of the Demised Premises is delivered to Tenant, or which are thereafter introduced by Landlord, its managing agent, agents, contractors or employees. In the event any asbestos or other hazardous materials are found within the Demised Premises either (i) prior to the date possession of the Demised Premises are delivered to Tenant or (ii) subsequent to the date possession of the Demised Premises is delivered to Tenant if not introduced to the Real Property and/or Demised Premises by or through Tenant, Tenant's agents, employees, invitees (while in the Demised Premises), and/or contractors, Landlord shall, at its sole cost and expense, properly remove all such asbestos and/or hazardous materials and abate any hazardous condition (and repair and restore the Demised Premises to its condition as of the Commencement Date). Landlord shall indemnify, defend (with counsel reasonably acceptable to Tenant), and forever save harmless Tenant, its

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members, shareholders, employees, successors and assigns, from all fines, suits, procedures, actions, claims and demands of every kind, that may be brought against Tenant, before or on account of any damage, loss or injury to persons or property arising from or in any way connected with any such hazardous materials or any other environmental hazard created or existing on or before the date possession of the Demised Premises is delivered to Tenant, or which are thereafter created or introduced by Landlord, its managing agent, agents, contractors or employees, and from any and all costs and expenses and other charges (including reasonable attorneys' and consultants' fees) which may be imposed upon Tenant, its officers, members, shareholders, agents, employees, successors and assigns, or which Tenant may be obligated to incur in consequence thereof, or in enforcing this provision. Landlord's obligations under this Article shall survive the expiration or sooner termination of this Lease.

Tenant shall not do or permit any act or thing to be done in or to the Demised Premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord. Tenant shall not keep anything in the Demised Premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and in such quantity so as not to increase the rate for fire insurance applicable to the Building, nor use the Demised Premises in a manner which will increase the insurance rate for the Building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this Lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "makeup" or rate for the Building or Demised Premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Landlord represents that for the first five (5) years of the Lease, Tenant's required insurance coverages shall not increase as a result of Tenant's contemplated uses and/or Permitted Use, as set forth in the Lease, and as such, Landlord shall not pass on any increased costs to Tenant.

Anything in this Lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government require the installation of a sprinkler system, or require any changes, modifications or alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant's business, the location of partitions, trade fixtures, or other contents of the Demised Premises, or for any other reason, or if any such sprinkler system installations, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any of the aforesaid entities, or by any fire insurance company, Landlord or Landlord's agent shall, at Tenant's expense, promptly make such sprinkler system installations, changes, modifications and alterations and supply additional sprinkler heads or other equipment as required, whether the work involved shall be structural or non-structural in nature. Tenant shall pay to Landlord, as additional rent hereunder, for Landlord's expenses within thirty (30) days following demand made therefor and Tenant shall pay Landlord Tenant's proportionate share of the contract price for any sprinkler supervisory service provided to the Demised Premises. Anything to the contrary contained in this Lease notwithstanding, Tenant shall have no obligation to make structural repairs or alterations, or to make any sprinkler system installation, change, modification or alteration, nor to supply any additional sprinkler head or other equipment, nor to perform any work whatsoever to or in respect of any sprinkler system, in order to comply with present or future Legal Requirements, orders or regulations of any state, federal, municipal or local governments, departments, commissions or boards, or the directions of any public officer pursuant to law, or any orders, rules or regulations of the local Board of Fire Underwriters or any similar body imposing any violation, order or duty upon any party with respect to the Demised Premises or the Building, unless arising directly out of Tenant's particular use (as opposed to mere occupancy) or manner of use (as opposed to mere occupancy) of the Demised Premises, or Tenant Changes.

Irrespective of the place of execution or performance, this Lease shall be governed and construed in accordance with the laws of the State of New York. Tenant and Landlord each hereby agrees to be subject to in personam jurisdiction in any court of appropriate subject matter jurisdiction located in the City, County and State of New York or located in Brooklyn, Kings County, New York for any action brought by Landlord against the Tenant or Tenant against Landlord arising out of, or relating to this Lease.

Signs: 14. Tenant shall obtain Landlord's prior consent, which consent shall not be unreasonably withheld, conditioned or delayed, for all signs, advertisements, notices or other lettering that Tenant wants to exhibit, inscribe, paint or affix on any part of the outside of the Demised Premises, or in the common areas or the outside of the Building, including, without limitation, on the entrance door to the Demised Premises and/or in the common hallway adjacent to the Demised Premises, or on the inside of the Demised Premises if the same is visible from the outside of the Demised Premises but for sake of clarity and emphasis, nothing contained in this Lease shall prevent Tenant from using the windows of the Demised Premises for its signage, video displays and other promotional items provided such use is consistent with Tenant's Permitted Use and all Legal Requirements. No awnings or other projections shall be attached to the Building's outside walls. Landlord may remove any such signs, advertisements, notices, lettering, awning and projections which it did not consent to in advance and Tenant shall pay Landlord upon demand for the expense incurred by such removal as additional rent hereunder. Notwithstanding the foregoing, Landlord hereby approves of Tenant's street level entrance and stairwell signage attached hereto and made a part hereof as Exhibit D, subject to Tenant's compliance with Legal Requirements.

Garbage: 15. Tenant shall remove all refuse and rubbish from the Demised Premises and shall deposit the same in the receptacles and in the locations designated and in the manner reasonably described by Landlord. Tenant shall, at its sole cost and expense, comply with all Legal Requirements regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law and as reasonably requested by Landlord. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Landlord. Tenant shall also comply with all Legal Requirements regarding the collection and recycling of industrial/office equipment, including without limitation, computers, printers and monitors and Tenant shall cause any such industrial/office equipment to be removed, at Tenant's sole cost and expense, by a contractor reasonably acceptable to Landlord. Tenant shall remove, or cause to be removed, at its expense, by a contractor reasonably acceptable to Landlord, at Landlord's sole discretion, such other items as Landlord may expressly designate. Landlord may, at its option, refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by Legal Requirements or (b) which consists of items which are not ordinary, typical and usual for typical office tenants in the Building or if ordinary, typical and usual, if such items are in such quantities and amounts as are not ordinary, typical and usual for typical office tenants in the Building who occupy the same rentable square footage as Tenant, and to require Tenant to arrange for such collection at Tenant's sole cost and expense, utilizing a contractor satisfactory to Landlord. If so required, Tenant shall immediately thereafter arrange for such collection at Tenant's sole cost and expense, utilizing a contractor reasonably satisfactory to Landlord. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this Article, and, at Tenant's sole cost and expense, shall indemnify, defend and hold Landlord harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Landlord. If the Demised Premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated.

Additional Covenants: 16. Tenant covenants and agrees for itself, its officers, employees, contractors, agents, servants, licensees, invitees, subtenants, concessionaires, and all others doing business with Tenant (hereinafter for the purposes of this Article, collectively referred to as "Tenant") that:

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1. Tenant shall not obstruct or encumber the Building's common areas, including, without limitation, the sidewalks, entrances, driveways, passages, courtyards, elevators, vestibules, stairways, corridors or halls, nor use them for any purpose other than going to and from the Demised Premises. All deliveries shall be made in a prompt and efficient manner using elevators and passageways designated for such type of delivery by Landlord and hand trucks equipped with rubber tires and sideguards.

2. Tenant shall not use the bathrooms, sinks, toilets and plumbing fixtures for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids, liquids, chemicals or other substances shall be poured or deposited therein. If Tenant violates the foregoing, Tenant shall pay Landlord for all resulting repairs as additional rent hereunder and such obligation shall survive the expiration of the Term of this Lease.

3. Tenant shall not hang, shake, sweep or throw anything out of any Building window, nor sweep or throw, or permit to be swept or thrown, from the Demised Premises, any dirt or other substances into any of the Building's common areas, elevators, stairwells or halls.

4. Tenant shall not unreasonably disturb or interfere in any way with other Building tenants or those having business in the Building. Tenant shall not use, keep, or permit to be used or kept, any foul or noxious gas or substance in the Demised Premises, nor permit or suffer the Demised Premises to be occupied or used in a manner offensive or objectionable to Landlord or other Building occupants by reason of unreasonable noise, odors, and or vibrations. Further, Tenant shall not permit the emission from the Demised Premises of any objectionable noise or odor. Tenant shall not install or use any equipment that has, in Landlord's reasonable judgment, a material adverse effect on the Demised Premises, the Building and/or the comfort or convenience of other tenants and occupants of the Building. Tenant shall not injure, overload, deface, commit waste, nuisance or otherwise harm the Demised Premises or any part thereof.

5. No bicycles, vehicles, animals, fish or birds may be kept in or about the Building. Tenant covenants and agrees that there shall be no smoking in or on any portion of the Building.

6. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the Demised Premises only on the freight elevators and only during hours, and in a manner reasonably approved by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building, and to exclude from the Building all freight which it reasonably deems a security risk or a violation of any of the terms of this Lease.

7. Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall reasonably cooperate to prevent the same. Tenant shall not have barbering or boot-blacking services provided in the Demised Premises.

8. Landlord shall have the right to maintain any reasonable security system it deems necessary in the Building, including, without limitation, a system requiring Building passes, metal detectors and identification checks. Tenant shall not have a claim against Landlord by reason of Landlord excluding from the Building any person who does not pass Landlord's reasonable security requirements. Landlord may prevent access to the Building at all times, except on business days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m., provided that Tenant is provided with a means of accessing the Demised Premises before and after said hours, such as, by way of example only, a key to the front door of the Building.

9. Landlord shall have the right to reasonably modify advertising by Tenant within the windows of the Demised Premises that is visible from the exterior of the Building, which in Landlord's commercially reasonable opinion, impairs the reputation of the Building, and upon written notice from Landlord, Tenant shall refrain from and discontinue such advertising.

Rules and Regulations: 17. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall use commercially reasonable efforts to observe faithfully, and comply strictly with such reasonable rules and regulations as Landlord or Landlord's agents may from time to time adopt. Notice of any rules or regulations shall be given in such manner as Landlord may elect. Nothing in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations or terms, covenants or conditions in any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Notwithstanding the foregoing, Landlord shall uniformly enforce such rules and regulations against all tenants, and not enforce same against Tenant in an arbitrary or discriminatory manner.

Building Alterations: 18. Tenant acknowledges that from time to time, throughout the Term of this Lease, Landlord may perform or have performed work in and about the Building and such work may result in noise and disruption to Tenant's business. Landlord shall have the right, at any time, without the same constituting an eviction and without incurring liability to Tenant therefor, to change (i) the arrangement, number and/or location of the Building's entrances, hallways, passageways, doors, doorways, corridors, elevators, stairs, toilets and other public parts, (ii) the Building's facade and exterior and/or (iii) the name, number and/or designation by which the Building may be known. Except as otherwise expressly provided in this Lease, there shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord performing or causing to be performed any work in the Building and/or making any of the aforesaid changes and/or arising from another tenant or occupant making any repairs in the Building. If an elevator shaftway or vault is located in whole or in part within the Demised Premises, Tenant expressly acknowledges to Landlord that it understands that said elevator shaftway and any elevator therein and such vault are not included within and are not a part of the Demised Premises. Tenant hereby acknowledges and agrees that Landlord may at any time and from time to time seal up any elevator shaftway and vault in the Building, including, without limitation, any elevator shaftway and/or vault located within all or part of the Demised Premises and Landlord reserves the right to remove the elevator from said shaftway and deck over any shaftway at any time at its sole option. No such changes made hereunder by Landlord shall adversely minimize ingress to and egress from the Demised Premises, nor reduce the usable square footage of the Demised Premises. If the Landlord's exercise of its rights under this Lease results in an interference with Tenant's business operations in or access to the Demised Premises that requires Tenant to close its business operations in the Demised Premises and the store does, in fact, close and remain closed by reason of such interference for more than twenty-four (24) hours after Tenant gives Landlord notice of such interference and closing, the Annual Base Rent and additional rent payable hereunder shall be abated from the end of such 24-hour period until such interference shall cease or Tenant reopens its business in the Demised Premises, whichever occurs first. In the event that the Tenant's business remains closed by reason of such interference for more than thirty (30) consecutive days, Tenant may terminate this Lease any time thereafter on ten (10) days' notice to Landlord and upon the expiration of such ten (10) day period, the term of this Lease shall expire with the same force and effect as if such date had been the Expiration Date.

Excavation Shoring: 19. If an excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the Demised Premises, at reasonable times upon reasonable prior notice, for the purpose of doing such work as said person shall deem necessary to preserve the Building's walls from injury or damage and to support the same by proper foundations, without any claim for damages or indemnity against Landlord, or diminution or abatement of rent, provided Landlord obtains reasonable insurance coverage from such person naming Tenant as an additional insured.

Property Loss, Indemnity, Tenant's Insurance: 20. Landlord, its officers, agents, employees, subsidiaries and affiliated entities and corporations shall not be liable for any loss of, theft of, damage to or destruction of any of Tenant's goods, merchandise, fixtures, furniture or other property of whatsoever nature, caused by fire, theft, carelessness or any other cause whatsoever, including, without limitation, the negligence of any such parties, and Tenant hereby releases and waives any right of recovery against Landlord, its officers, agents, employees, subsidiaries and affiliated entities and corporations for any such loss. Tenant shall procure a waiver of subrogation on the part of the insurer against such parties by an endorsement to all insurance policies whereby the insurer recognizes the provisions of this Article. Tenant, its officers, agents, employees, subsidiaries and affiliated entities and corporations shall not be liable for any loss of, theft of, damage to or destruction of any of Landlord's

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goods, merchandise, fixtures, furniture or other property of whatsoever nature, caused by fire, theft, carelessness or any other cause whatsoever, including, without limitation, the negligence of any such parties, and Landlord hereby releases and waives any right of recovery against Tenant, its officers, agents, employees, subsidiaries and affiliated entities and corporations for any such loss. Landlord shall procure a waiver of subrogation on the part of the insurer against such parties by an endorsement to all insurance policies whereby the insurer recognizes the provisions of this Article. The foregoing waiver shall be in force only if the insurance policies contain a clause providing that such a waiver shall not invalidate the insurance. Landlord and its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said Building or caused by operations in connection with any private, public or quasi-public work. If at any time any windows of the Demised Premises are temporarily or permanently closed, or bricked up for any reason whatsoever, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor, nor abatement of rent, nor shall the same release Tenant from its obligations hereunder nor constitute an eviction, except as otherwise expressly provided in this Lease; however, Landlord shall not have the right to permanently close or brick up any of the Demised Premises' windows except where and when required by law.

Tenant hereby indemnifies and saves harmless Landlord from and against any claims and all loss, cost, liability, damage and/or expense, including, but not limited to, reasonable counsel fees, penalties and fines, incurred in connection with or arising from (i) any default by Tenant in the observance or performance of any of the provisions, covenants or conditions of this Lease on Tenant's part to be observed or performed, (ii) the use or occupancy or manner of use or occupancy of the Demised Premises by Tenant or any person claiming through or under Tenant, or (iii) any willful misconduct or negligence of Tenant or any contractor, agent, servant, employee, visitor or licensee of Tenant, or any person claiming through or under Tenant, in or about the Demised Premises. If any action or proceeding shall be brought against Landlord based upon any such claim, Tenant, upon notice from Landlord, shall cause such action or proceeding to be defended, at Tenant's expense, by counsel acting for Tenant's insurance carriers in connection with such defense or by other counsel reasonably satisfactory to Landlord. This indemnity shall not require any payment by Landlord as a condition precedent to recovery. In addition, if any person not a party to this Lease shall institute any other type of action against Tenant in which Landlord shall be made a party defendant, Tenant shall indemnify, hold Landlord harmless from and defend Landlord from all liabilities and costs by reason thereof. If, on account of the failure of Tenant to comply with the provisions of this Article, Landlord is adjudged a co-insurer by its insurance carrier, then any loss or damage Landlord shall sustain by reason thereof shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor and evidence of such loss. Landlord hereby indemnifies and saves harmless Tenant from and against any claims and all loss, cost, liability, damage and/or expense, including, but not limited to, reasonable counsel fees, penalties and fines, incurred in connection with or arising from (i) any default by Landlord in the observance or performance of any of the provisions, covenants or conditions of this Lease on Landlord's part to be observed or performed, (ii) the ownership, management, maintenance operation or control of the Building and/or Real Property by Landlord, its principals and affiliates, or (iii) any acts, omissions, or negligence of Landlord or any contractor, agent, servant, employee, visitor or licensee of Landlord. If any action or proceeding shall be brought against Tenant based upon any such claim, Landlord, upon notice from Tenant, shall cause such action or proceeding to be defended, at Landlord's expense, by counsel acting for Landlord's insurance carriers in connection with such defense or by other counsel reasonably satisfactory to Tenant. This indemnity shall not require any payment by Tenant as a condition precedent to recovery. In addition, if any person not a party to this Lease shall institute any other type of action against Landlord in which Tenant shall be made a party defendant, Landlord shall indemnify, hold Tenant harmless from and defend Tenant from all liabilities and costs by reason thereof. If, on account of the failure of Landlord to comply with the provisions of this Article, Tenant is adjudged a co-insurer by its insurance carrier, then any loss or damage Tenant shall sustain by reason thereof shall be borne by Landlord and shall be immediately paid by Landlord upon receipt of a bill therefor and evidence of such loss.

Commencing on the date Tenant is given possession of the Demised Premises and thereafter during the Term of this Lease, Tenant shall provide and maintain commercial general liability policies with broad form endorsements and water damage legal liability coverage against any and all liability occasioned by accident or occurrence, such policies to be written by recognized and well-rated insurance companies authorized to transact business in the State of New York, and shall have a limit of not less than $1,000,000 per occurrence for bodily or personal injury (including death), $2,000,000 for more than one occurrence and $500,000 for loss and damage to property. Tenant shall obtain and maintain "All Risk" insurance having extended coverage for fire and other casualties for its personal property, fixtures and equipment for the full replacement value thereof and plate glass insurance covering all plate glass in the Demised Premises, however, Tenant, at its option, may self-insure for plate glass. If at any time during the Term of this Lease, but not more often than once every five (5) years, it appears, in Landlord's reasonable judgment, that public liability or property damage limits in New York City for premises similarly situated, due regard being given to the use and occupancy thereof, are higher than the foregoing limits, then Tenant shall increase the foregoing limits accordingly, but not in excess of $1,000,000. Landlord, its managing agent, leasing agent and mortgagee(s) and ground lessors, as appropriate, shall be named as additional insureds in the aforesaid general liability insurance policies. All of Tenant's insurance required by this Lease shall contain a clause or endorsement prohibiting cancellation or failure to renew without the insurer having provided Tenant with at least the number of days of prior written notice required by applicable state law. Tenant covenants and agrees to send any and all such notices to Landlord within three (3) business days after Tenant's receipt of each such notice. Tenant shall deliver to Landlord evidence of such insurance policies prior to occupying the Demised Premises. All premiums and charges for the aforesaid insurance shall be paid by Tenant and if Tenant shall fail to make such payment when due, Landlord may pay it (after notice and expiration of period to cure) and the amount thereof shall be repaid to Landlord by Tenant on demand and the amount thereof may, at the option of Landlord be added to and become a part of the additional rent payable hereunder. If at any time during the Term, Tenant fails to maintain insurance coverage as required herein, then Landlord may, in addition to any other rights and remedies available under this Lease, subject to reimbursement as provided herein, upon ten (10) days prior notice to Tenant, maintain fire with extended coverage insurance, rental loss insurance or any other insurance coverage deemed necessary by Landlord for the Demised Premises. Tenant hereby agrees to reimburse Landlord for the cost of Tenant's insurance premiums promptly following demand thereof. Tenant shall not violate or permit to be violated any condition of any of said policies and Tenant shall perform and satisfy the requirements of the companies writing such policies.

Landlord makes no representation or warranty to Tenant that the amount of insurance to be carried by Tenant under the terms of this Lease is adequate to fully protect Tenant's interest. If Tenant believes that the amount of any such insurance is insufficient, Tenant is encouraged to obtain, at its sole cost and expense, such additional insurance as Tenant may deemed desirable or adequate.

Landlord shall carry (or cause to be carried) commercial general liability insurance on the Building and Real Property providing coverage of not less than $2,000,000.00 against liability for bodily injury including death and personal injury for any one occurrence and $500,000 property damage insurance, or a combined single limit insurance in the amount of $2,000,000.00.

Landlord shall also carry (or cause to be carried) insurance for fire, extended coverage, vandalism, malicious mischief and other endorsements deemed advisable by Landlord, insuring all improvements owned by Landlord including the Demised Premises, Real Property and all leasehold improvements constructed thereon by Landlord and appurtenances thereto (excluding Tenant's merchandise, trade fixtures, furnishings, equipment, personal property and excluding plate glass) for the full insurable (and replacement) value thereof. Such insurance coverage shall include Landlord's Work as defined in Exhibit B. Landlord shall also carry rent insurance. In addition, Landlord shall also carry such other additional types of insurance, including, without limitation, terrorism and environmental insurance, with deductibles and in amounts deemed appropriate by Landlord in its sole but commercially reasonable discretion

Destruction, Fire and Other Casualty: 21. If the Demised Premises or any part thereof shall be damaged by fire or other

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casualty, Tenant shall give immediate notice thereof to Landlord and this Lease shall continue in full force and effect except as hereinafter set forth. If the Demised Premises shall be partially damaged by fire or other casualty, the damages shall be repaired by and at the expense of Landlord and the Annual Base Rent, until such repairs shall be made, shall abate equitably according to the part of the Demised Premises which is unusable by Tenant, provided, however, less than thirty percent (30%) of the Demised Premises is not usable or is untenantable, but Annual Base Rent shall be one hundred percent (100%) abated if more than thirty percent (30%) of the Demised Premises is not usable or is untenantable or in any event is uninhabitable or inaccessible until the Demised Premises are tenantable and Tenant is given access thereto. After any such casualty, Tenant shall cooperate with Landlord by removing from the Demised Premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property so that Landlord may make repairs. Notwithstanding the foregoing, if the Demised Premises or the Building shall be damaged to such extent that Landlord shall decide to demolish same, or not to rebuild same, then, and in such event, Landlord may terminate this Lease upon notice to Tenant given within sixty (60) days following such event, and upon the date specified in such notice, which date shall not be less than thirty (30) days nor more than sixty (60) days following the giving of said notice, this Lease shall terminate and Tenant shall vacate and surrender the Demised Premises to Landlord. Any Annual Base Rent prepaid by Tenant beyond said date shall be promptly refunded to Tenant. Notwithstanding any of the foregoing provisions of this Article, if Landlord or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other cause, by reason of some willful action or inaction on the part of the Tenant or any of its employees, agents or contractors after reasonable written notice, then, without prejudice to any other remedies which may be available against Tenant, the abatement of Tenant's rents provided for in this Article shall not be effective to the extent of the uncollected insurance proceeds. If this Lease shall not be terminated as provided above in this Article, Landlord shall, at its expense, proceed with the restoration of the Demised Premises; provided Landlord's obligations hereunder shall not exceed the scope of Landlord's initial construction obligations under this Lease and further provided, that Landlord's restoration obligations shall be subject to building and zoning laws then in effect. No penalty shall accrue for reasonable delay which may arise by reason of adjustment of insurance, labor troubles and causes beyond Landlord's control. If Landlord shall so restore the Demised Premises, Tenant shall repair, restore and redecorate the Demised Premises and reoccupy and reopen the Demised Premises, within forty-five (45) days following restoration and access to the Demised Premises, in a manner and to the condition existing prior to the event of damage, except to the extent that Landlord is obligated above, and Tenant shall hold in trust the proceeds of all insurance carried by Tenant on its property for the purpose of such repair and restoration. Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof. Tenant's right to an abatement of rent hereunder shall not be construed to limit or affect Landlord's right to payment under any rental loss coverage carried by Landlord. Notwithstanding the foregoing, Landlord shall not have the right to terminate this Lease as aforesaid unless it simultaneously terminates the lease of tenants similarly affected by the damage. Notwithstanding anything to the contrary contained in this Lease, in the event Landlord fails to complete the repair or rebuilding within one hundred eighty (180) days after the fire or other casualty, Tenant may terminate this Lease, without penalty, upon written notice to Landlord.

Eminent Domain: 22. If the whole of the Demised Premises shall be acquired or condemned by eminent domain for any public or quasi public use or purpose, then and in that event, the Term of this Lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired Term of said Lease. If only a part of the Demised Premises shall be condemned or taken, then, effective as of the date of vesting of title or taking possession, the Annual Base Rent and additional rent shall be abated in an amount thereof apportioned according to the area of the Demised Premises so condemned or taken and Tenant's Percentage shall be amended to reflect the new rentable square footage of the Demised Premises and the new square footage of the Building. If only a part of the Building shall be so condemned or taken, then (a) Landlord may, at its option, terminate this Lease as of the date of such vesting of title, by notifying Tenant in writing of such termination, or (b) if such condemnation or taking shall be a permanent condemnation or taking of a substantial part of the Demised Premises in Tenant's reasonable judgment, Tenant may, at Tenant's option, by delivery of written notice to Landlord within thirty (30) days following the date on which Tenant shall have received notice of vesting of title or taking possession, terminate this Lease as of the date of vesting of title or taking possession, or (c) if neither Landlord nor Tenant elects to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the Annual Base Rent and additional rent shall be abated in an amount thereof apportioned according to the area of the Demised Premises so condemned or taken and Tenant's Percentage shall be amended to reflect the new rentable square footage of the Demised Premises and the new square footage of the Building and Landlord, at its expense, subject to building codes then in effect and subject to the extent of proceeds actually received by Landlord for such taking, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the Demised Premises to substantially their former condition (which in no event shall exceed Landlord's pre-Term construction obligations and which shall not include Tenant's Work, if any) to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and Demised Premises. Notwithstanding anything to the contrary contained in this Lease, in the event Landlord fails to complete repairs and restoration within one hundred eighty (180) days after the taking, Tenant may terminate this Lease without penalty upon written notice to Landlord. If this Lease is terminated by Landlord or Tenant under this Article, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the Expiration Date, and the rent payable hereunder shall be apportioned as of such date. Notwithstanding the foregoing, Landlord shall not have the right to terminate this Lease unless it terminates all other leases in the Building similarly affected by such condemnation. It is expressly understood and agreed that, at Landlord's option exercised in Landlord's sole discretion, the provisions of this Article shall not be applicable to any condemnation or taking for governmental occupancy for a limited period. Landlord shall be entitled to receive the entire award in any condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award, provided, however that Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms hereof to remove such property, trade fixtures and equipment at the end of the Term, and provided further such claim does not materially reduce Landlord's award.

Relocation/Surrender/Demolition: 23. Intentionally Omitted.

Assignments & Subleases: 24. Tenant expressly covenants that it shall not assign, mortgage or encumber this Lease, nor sublet or underlet, or suffer or permit the Demised Premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. Except as otherwise expressly provided herein, transfer of the majority of the stock of a corporate tenant or the majority partnership interest of a partnership tenant or the majority interest of any other tenant entity shall each be deemed an assignment. If Tenant desires to assign this Lease or sublet all or a portion of the Demised Premises, Tenant shall request in writing Landlord's consent thereto at least thirty (30) days before the proposed effective date thereof, providing the following: (i) the full particulars of the proposed assignment, sublease or transfer, including its nature, effective date, terms and conditions and copies of any offers, draft agreements, proposed subleases, letters of commitment or intent, and other documents pertaining to the proposed assignment, sublease or transfer; (ii) a description of the identity, net worth and previous business experience of the proposed assignee, subtenant or transferee including, without limitation, copies of the proposed assignee's, subtenant's or transferees' latest income, balance sheet and changes in financial position statements (with accompanying notes and disclosures of all material changes thereto) in compiled or reviewed form, if available, and certified as accurate by the proposed assignee, subtenant or transferee; and (iii) any further information and documentation relevant to the

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Landlord: ___ Tenant S.C

proposed assignment, sublease or transfer which Landlord shall reasonably request after receipt of Tenant's request for consent, including, without limitation a written assumption agreement from the assignee or transferee. Tenant shall pay Landlord One Thousand Dollars ($1,000.00) for Landlord's administrative costs and reasonable attorneys' fees not to exceed an additional $2,500.00 (collectively "Administrative Fee") in connection with processing any proposed assignment or sublease; the Administrative Fee shall be payable by Tenant to Landlord together with Tenant's written request for Landlord's review and consent to the proposed assignment or sublease. If such payment of the Administrative Fee does not accompany Tenant's request then Landlord shall have the right to treat the request as null and void and improperly delivered. If this Lease be assigned, or if the Demised Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant beyond applicable notice and cure periods, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed an acceptance of the assignee, subtenant or occupant as tenant, or a waiver or release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or subletting shall not be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting. If this Lease is assigned or all or any portion of the Demised Premises is sublet, the obligations of Tenant and any guarantor of this Lease or any guarantor of the obligations of Tenant under this Lease as a primary obligor shall be unaffected and shall remain in full force and effect, subject to the express provisions of the Guaranty. No assignment, sublease or transfer of interest shall be effective unless and until the assignee, transferee or subtenant shall execute, acknowledge and deliver to Landlord a recordable agreement, in form and substance reasonably satisfactory to Landlord and counsel for Landlord, whereby the assignee, transferee or subtenant shall assume for the benefit of Landlord the obligations and performance of this Lease and agree to be personally bound by all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed, and whereby Tenant (and all guarantors of this Lease or of the Tenant's obligations hereunder, subject to the terms of any guaranty) covenants and agrees to remain liable as a primary obligor for the due performance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed, including, without limitation Article 1 hereof. Notwithstanding anything contained in this Lease to the contrary, in the event that it shall be found by a court of competent jurisdiction that Landlord was unreasonable in withholding its consent to the assignment of this Lease or the subletting of all or any portion of the Demised Premises, Tenant's sole remedy shall be limited to specific performance and Tenant shall not be entitled to damages in excess of $10,000 or any other affirmative relief or remedy as a result thereof. In the event of a leveraged buy-out or other take-over of Tenant, Landlord's consent to an assignment of this Lease or subletting of the Demised Premises to the successor entity shall not be deemed to have been unreasonably withheld if said successor entity shall not have a net worth (in the event of a corporate entity, on a market value basis) as certified to by a certified public accountant at least equal to the net worth of Tenant upon the date of execution of this Lease. Every sublease of the Demised Premises, in whole or in part, shall be subject and subordinate to this Lease. Landlord's failure to either approve or disapprove (with explanation) of a proposed assignment or sublet within ten (10) business days after Tenant's written request for consent therefor shall be deemed Landlord's approval of same, but only after Tenant has provided a secondary notice in all CAPITAL LETTERS reminding Landlord of the same.

Tenant shall promptly pay to Landlord, as additional rent hereunder, fifty percent (50%) of all consideration paid for all assignments of this Lease and all rent or additional rent or sum which Tenant shall receive from or on behalf of any assignee(s) or subtenant(s) or any occupant by, through or under Tenant, after deducting reasonable broker fees, attorney fees, tenant improvement allowances, construction costs, architectural fees, rent concessions, furniture, fixtures and equipment and good will, which is in excess of the rent and additional rent payable by Tenant in accordance with the provisions of this Lease (or in the event of a subletting of less than the whole of the Demised Premises, the rent and additional rent allocable to that portion of the Demised Premises affected by such sublease).

In no event shall an assignee or sublessee be any of the following: a prospective tenant (or its designee) who is discussing or has discussed in the last six (6) months with Landlord (or Landlord's agent) its need for space in the Building, and Landlord shall so advise Tenant of such within ten (10) business days of Tenant's request for such information; a current tenant, subtenant or occupant of space in the Building; any party not financially responsible or unable to adequately evidence financial responsibility to Landlord's reasonable satisfaction; any party that will be engaged in a business or use that will require services from Landlord, or place demands on facilities in the Building to a materially greater extent than Landlord was required to afford before under this Lease, that adversely affects (or increase burdens on) any operation of Landlord or any tenant or occupant of the Building, breach this Lease or violate a restrictive covenant of Landlord, contravene any provision of a mortgage, net lease or any other agreement of Landlord's; any party with whom Landlord has been involved in litigation; any party that is a domestic or foreign governmental entity; and/or any party who may claim diplomatic immunity.

Anything contained in this Lease to the contrary notwithstanding, within fifteen (15) days after Landlord's receipt of all information requested or required by Landlord under this Article with respect to a proposed assignment or subletting, Landlord may give notice electing to terminate this Lease effective as of the last day of the month occurring thirty (30) days after such notice of termination is given. If Landlord shall give its termination notice as provided in this paragraph, the Term shall end on the effective date of termination as if such date had been the original Expiration Date hereof. Notwithstanding the foregoing, Tenant may nullify Landlord's termination as aforesaid, by withdrawing its request to assign or sublet within ten (10) business days after receipt of Landlord's termination notice.

Anything contained herein to the contrary notwithstanding, the consent of Landlord shall not be required for, and the provisions of this Article 24 shall not apply to an assignment of this Lease, or sublease of all or part of the Demised Premises, or any other transfer in the following scenarios:

(i) The Lease is assigned or subleased to a Related Entity, provided that Landlord is given prior notice thereof and reasonably satisfactory proof that the requirements of this Lease have been met and Tenant shall remain liable, jointly and severally with any transferee or assignee, for the obligations of Tenant under this Lease, in Landlord's reasonable judgment the proposed assignee or subtenant, as the case may be, is engaged in a business and the premises, or the relevant part thereof, will be used in a manner which (x) is in keeping with the standards of the Building, (y) would not adversely affect or unreasonably increase Landlord's cost in the operation of the Building and (z) is in compliance with all terms and conditions of this Lease. In addition, the parties expressly acknowledge that in the event of an assignment of this lease to a Related Entity (a) such assignment shall not in any way be deemed to modify any of the terms, covenants and conditions of this lease; (b) the obligations of Tenant under this lease shall not be discharged or otherwise affected and (c) that all of the rights and remedies of the Landlord contained in this lease shall remain unmodified and in full force and effect. For purposes of this Article, (i) a "Related Entity" shall mean a wholly-owned subsidiary of Tenant or any corporation or entity which controls or is controlled by Tenant or is under common control with Tenant and (ii) the term "control" shall mean, in the case of a corporation, landlordship or voting control, directly or indirectly, of at least fifty (50%) percent of the equity interest of the controlled entity or the possession of the power to direct or cause the direction of the management and policy of such corporation or other entity whether through the landlordship of voting securities, by statute, by contract or otherwise.

(ii) Provided Tenant has delivered satisfactory authoritative proof to Landlord in Landlord's sole but reasonable judgment, the merger or consolidation of Tenant into another entity where such successor entity has a net worth equal to or greater than the net worth of Tenant (exclusive of goodwill) immediately prior to such merger or.

(iii) The direct or indirect sale of a non-controlling interest in Tenant.

(iv) Provided Tenant has delivered satisfactory authoritative proof to Landlord in Landlord's sole but reasonable judgment and both the assignee and the assignee's principals both have a net worth equal to or greater than the net worth of Tenant (exclusive of goodwill) and the guarantor hereunder immediately prior to the following described sale, the direct or

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indirect sale of a controlling interest in Tenant (or any direct or indirect parent of Tenant) or a sale of all or substantially all of Tenant's assets (or those of any direct or indirect parent of Tenant), .

Notwithstanding anything to the contrary contained in this Lease, if Tenant is not then in monetary or material non-monetary default hereunder beyond any applicable notice and cure periods, Tenant shall have the right to permit any affiliated entity or individuals who have legitimate business relationships with Tenant (which in the aggregate shall not occupy more than one-third (1/3) of the Demised Premises) within the permitted use set forth in the Lease, and their respective clerical staffs, to occupy the Demised Premises ("Permitted Occupants") on a space-sharing arrangement as licensees or subtenants of Tenant, and such occupancy shall not be deemed an assignment or sublet or other Transfer of the Lease and/or of the Demised Premises and shall not create any estate or interest in the Demised Premises requiring Landlord's consent, and the provisions of recapture or profit sharing shall not apply to any such Permitted Occupant. Said space shall not be separately demised and any such licensing arrangement shall be subject and subordinate to all of the terms and conditions of the Lease. In addition, Tenant must continue to use the Demised Premises for the conduct of its business. Furthermore, Tenant shall furnish Landlord with (i) the names of such Permitted Occupants prior to same occupying the Demised Premises under any such license and (ii) a certificate of insurance naming Landlord, Landlord's managing agent (and any other entity reasonably requested by Landlord) and Tenant as additional insured thereunder.

Subordination: 25. This Lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the Real Property and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. Tenant's subordination of this Lease to any current or future mortgages or ground leases is conditioned upon said mortgagee or ground lessor providing Tenant with a Subordination and Non-Disturbance Agreement ("SNDA") and deliver to Tenant said SNDA wherein it is agreed that, provided Tenant is not in default under any of the terms, conditions and/or provisions of this Lease, beyond any applicable grace period, neither Tenant's possession of the Demised Premises nor its rights under this Lease shall be disturbed, regardless of whether Landlord or any other party is in default of the subject mortgage or ground lease.. Provided Tenant receives the above mentioned SNDA, in confirmation of such subordination, Tenant shall from time to time, without cost or expense to Tenant, execute promptly any certificate or agreement that Landlord may reasonably request. Tenant agrees that if any holder of a superior lien succeeds to Landlord's interest in the Demised Premises, Tenant will pay to such holder all rents subsequently payable under this Lease upon written notice from such holder, and Landlord hereby irrevocably authorizes Tenant to make such payments to such holder. Further, Tenant agrees that in the event of the enforcement by the holder of a superior lien of the remedies provided for by law or by such superior lien, Tenant will, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement, automatically (at the option of such holder) become the tenant of and attorn to such successor in interest without change in the terms or provisions of this Lease, provided such successor in interest agrees in writing to recognize Tenant's right to peacefully use and enjoy the Demised Premises for the conduct of its business under the terms of this Lease so long as Tenant is not in default beyond applicable notice and cure periods. Such successor in interest will not be bound by: any payment of rent or additional rent paid more than one month in advance unless required under the terms of this Lease; any amendment or modification of this Lease made after such successor in interest has lien on the Real Property without the written reasonably consent of such successor in interest; any claim against Landlord arising prior to the date on which such successor in interest succeeded to Landlord's interest, including, without limitation, any claim for equitable or legal relief against such successor in interest for Landlord's failure or inability to complete construction required to be done by Landlord under this Lease; and any security deposit required hereunder, unless said sums have actually been received by such successor in interest as security for Tenant's performance of this Lease.

Estoppel Certificate: 26. Landlord and Tenant, at any time and from time to time but not more often than once per calendar year, upon at least ten (10) business days prior notice by the requesting party, shall execute, acknowledge and deliver to the requesting party, and/or to any other person, firm or corporation specified by the requesting party, a statement certifying (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications), (ii) the dates to which the rent and additional rent have been paid, (iii) whether or not there exists a default by Landlord or Tenant under this Lease, and, if so, specifying each such default, and (iv) any other matters reasonably requested.

Bankruptcy: 27. Anything elsewhere in this Lease to the contrary notwithstanding, this Lease may be cancelled by Landlord by sending a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state by Tenant or a guarantor of Tenant's obligations under this Lease, as the debtor; or (2) the making by Tenant or a guarantor of Tenant's obligations under this Lease or any other party who is primarily liable for Tenant's obligations under this Lease of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised, but shall forthwith quit and surrender the Demised Premises. If this Lease shall be assigned in accordance with its terms, the provisions of this Article shall be applicable to the party then owning Tenant's interest in this Lease. It is stipulated and agreed that if this Lease is terminated pursuant to this Article, Landlord shall, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant, as and for liquidated damages, an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the Term demised and the fair and reasonable rental value of the Demised Premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Demised Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of eight percent (8%) per annum. If the Demised Premises or any part thereof be relet by Landlord for the unexpired Term of said Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value of the part or the whole of the Demised Premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Landlord to prove and/or obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when such damages are to be proved; whether or not such amount be greater, equal to, or less than the amount of the difference referred to above. Without limiting any of the provisions hereof, if pursuant to the U.S. Bankruptcy Code, as the same may be amended, Tenant is permitted to assign this Lease in disregard of the restrictions contained in **Article 24** or any other provisions of this Lease, Tenant agrees that adequate assurance of future performance by the assignee permitted under such code shall mean, in addition to all of the other requirements of the code, the payment to Landlord of all rent, additional rent and other amounts then due and payable under this Lease, the curing of all defaults by Tenant under this Lease and the deposit of cash security with Landlord in an amount equal to the sum of three (3) months' Annual Base Rent payable hereunder at the then current rate plus an amount equal to three (3) months of additional rent payable under the provisions of this Lease for the last three (3) months of the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, without interest, for the balance of the Term of this Lease as security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant yet to be performed. If Tenant receives or is to receive any valuable consideration for such an assignment of this Lease under this Article, such consideration, after deducting therefrom (A) the brokerage commissions, if any, and other expenses reasonably incurred by Tenant for such assignment, including but not limited to construction costs, reasonable attorneys' fees, architectural fees, tenant improvement allowances and rent concessions, and (B) any portion of such consideration reasonably designated by the assignee as paid for the purchase of Tenant's property in the Demised Premises, shall be and become the sole and exclusive property of Landlord and shall be paid over to Landlord directly by such assignee. In addition, adequate assurance shall mean that any such assignee of this Lease shall have a net worth, exclusive of good will, equal to at least five (5) times the aggregate of all of the Annual

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Base Rent payable hereunder during the Term of this Lease, plus all additional rent for the preceding calendar year as aforesaid.

Default, Remedies of Landlord, Fees and Waiver of Redemption: 28. If (a) Tenant shall default in the observance of any of the provisions, covenants and conditions of this Lease (other than a default for the payment of rent or additional rent); or if Tenant shall fail to occupy the Demised Premises and open for business at the commencement of the Term of this Lease without the payment of rent as required under the Lease, as above provided; or if the Demised Premises shall be abandoned, deserted or vacated without the payment of rent; or if Tenant shall sublet the Demised Premises or assign this Lease, except as herein provided; or if this Lease be rejected under §365 of Title 11 of the U.S. Bankruptcy Code); or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Demised Premises shall be taken or occupied by someone other than Tenant; or if Tenant shall have failed, after five (5) business days written notice, to redeposit with Landlord any portion of the security deposited hereunder which Landlord has applied to the payment of any rent and additional rent due and payable hereunder; THEN, in any of the foregoing events, if such default shall continue for more than thirty (30) days after receipt of written notice of such default or if said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said thirty (30) day period, and if Tenant shall not have diligently commenced to cure such default within such thirty (30) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default; or (b) if Tenant shall default in the payment of Annual Base Rent or any item(s) of additional rent or other monies due hereunder, or any part of same, and any such default shall continue for more than ten (10) days after receipt of written notice of such default from Landlord; **THEN**, in the event of (a) or (b), Landlord may give Tenant a written five (5) business day notice of termination of this Lease and, upon the expiration of said five (5) business days, this Lease and the Term thereunder shall end and expire as fully and completely as if the expiration of such five (5) business day period were the day herein definitely fixed for the end and expiration of this Lease and the Term hereof, and Tenant shall immediately quit and surrender the Demised Premises to Landlord, but Tenant shall remain liable as hereinafter provided. If said five (5) business day notice of termination shall have been given, and the Term shall have expired as aforesaid, then Landlord may, without notice, re-enter the Demised Premises and dispossess Tenant and all occupants of the Demised Premises by summary proceedings or other legal proceedings and remove their effects and property and hold the Demised Premises as if this Lease had not been made; Tenant hereby waiving the service of notice of intention to re-enter or to institute legal proceedings to that end.

In case of any default, event, re-entry, expiration, termination and/or dispossession by summary proceedings, or other legal proceedings, Tenant shall, nevertheless, remain and continue to be liable to Landlord in a sum equal to all Annual Base Rent and additional rent herein reserved for the balance of the Term of this Lease as the same may become due and payable pursuant to the provisions of this Lease as if it were not terminated. Landlord may repair or alter the Demised Premises in such manner as to Landlord may seem necessary or advisable, and/or let or re-let the Demised Premises and any and all parts thereof for the whole or any part of the remainder of the original Term hereof or for a longer period, in Landlord's name, or as the agent of Tenant, and, out of any rent so collected or received, Landlord shall, first, pay to itself, the expense and cost of retaking, repossessing, repairing and/or altering the Demised Premises, and the expense of removing all persons and property therefrom, second, pay to itself, any cost or expense sustained in securing any new tenant or tenants, and third, pay to itself, any balance remaining on account of the liability of Tenant to Landlord for the sum equal to the Annual Base Rent and additional rent reserved herein and unpaid by Tenant for the remainder of the Term herein demised. The failure of Landlord to re-let the Demised Premises or any part or parts thereof shall not release or affect Tenant's liability for damages. Any entry or re-entry by Landlord, whether had or taken under summary proceedings or other legal proceedings, shall not absolve or discharge Tenant from liability hereunder. Should any rent so collected by Landlord after the payment aforesaid be insufficient fully to pay to Landlord a sum equal to all Annual Base Rent and additional rent herein reserved, the balance or deficiency shall be paid by Tenant on the rent days herein specified; that is, upon each of such rent days Tenant shall pay to Landlord the amount of the deficiency then existing and Tenant shall be and remain liable for any such deficiency, and the right of Landlord to recover from Tenant the amount thereof, or a sum equal to the amount of all Annual Base Rent and additional rent herein reserved if there shall be no re-letting, shall survive the issuance of any dispossessory warrant or other termination hereof. Tenant hereby expressly waives service of any notice of intention to re-enter subsequent to the giving of the aforesaid notices. Tenant hereby expressly waives any and all right to recover or regain possession of the Demised Premises or to reinstate or to redeem this tenancy or this Lease as is permitted or provided by or under any statute, law, or decision now or hereafter in force and effect. Tenant also waives the provisions of any law now or hereafter in effect relating to notice and delay in levy of execution in case of an eviction or dispossess of a tenant for non-payment of rent. Tenant shall reimburse Landlord, within thirty (30) days following written demand, for any reasonable counsel fees or collection charges incurred or expended by Landlord by reason of Tenant's default in the performance of any provision, covenant, or condition of this Lease beyond applicable notice and cure periods and any such amounts, at the option of Landlord, may be recovered in the same action or proceeding forming the basis of the default or in another action or proceeding.

Notwithstanding any other remedy provided for hereunder and without the requirement of notice, except as provided in this article, if Tenant shall not comply with any of its obligations hereunder, Landlord shall have the right, at Landlord's sole option, at any time in the event of an emergency and otherwise after ten (10) days' notice to Tenant, to cure such breach at Tenant's expense. Tenant shall reimburse Landlord, within thirty (30) days following demand, as additional rent, for all costs and expenses incurred by Landlord in curing such breach, together with interest computed thereon at the lesser of ten percent (10%) or the maximum rate permitted by law (the "Default Rate"). Notwithstanding anything contained in this Lease, if Tenant fails to pay any monetary items due hereunder on the date the same are due and payable, the **Late Charge**, as prescribed in the foregoing Lease Declarations, shall become immediately due and payable to the Landlord as damages in compensation for the additional administrative, bookkeeping and collection expenses incurred by Landlord by reason of such failure to make prompt payment and the same shall be considered as additional rent hereunder payable together with the next installment of monthly rent. In addition, all such unpaid monetary items shall bear interest at the Default Rate from the date such monies were due and payable until the date on which Landlord shall receive full payment. Notwithstanding anything to the contrary contained in this Lease, if Tenant fails to pay any monetary items due hereunder on the date the same are due and payable and a default notice is sent by Landlord's outside counsel, Tenant shall pay Landlord **FIVE HUNDRED DOLLARS** ($500.00) as additional rent to compensate Landlord for charges incurred by Landlord relating to issuing a default notice and the same shall be payable together with the next installment of monthly base rent. Notwithstanding anything to the contrary contained in this Lease, in no event shall Landlord be entitled to sue Tenant for (i) any consequential, punitive or incidental damages including without limitation, any claims for lost profits and/or loss of business opportunity, except in connection with Tenant being a holdover tenant pursuant to Article 34 of this Lease; and/or (ii) the cost to build out the Demised Premises for any prospective tenants beyond a simple vanilla box.

The rights and remedies whether herein or elsewhere provided in this Lease shall be cumulative and the exercise of any one right or remedy shall not preclude the exercise of or act as a waiver of any other right or remedy of Landlord hereunder, or which may be existing at law, or in equity, by statute or otherwise. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

No Waiver: 29. The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or of any of the rules and regulations, set forth or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach, and no provision of this Lease shall be deemed to have been waived by a party unless such waiver be in writing signed by said party. No payment by Tenant, or receipt by Landlord, of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter

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accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided. All checks tendered to Landlord as and for the rent of the Demised Premises shall be deemed payments for the account of Tenant. Landlord may apply such payment to any sums then due and payable by Tenant to Landlord as Landlord shall determine in its sole discretion. Acceptance by Landlord of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Landlord by the payor of such rent, or as a consent by Landlord to an assignment or subletting by Tenant of the Demised Premises to such payor, or as a modification of the provisions of this Lease. No act or thing done by Landlord or Landlord's agents during the Term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord's agent shall have any power to accept the keys of said premises prior to the termination of this Lease, and the delivery of keys to any such agent or employee shall not operate as a termination of this Lease or a surrender of the Demised Premises.

Landlord's Defaults: 30. If Landlord defaults in any of its obligations under this Lease, Tenant shall give Landlord written notice of such default and Landlord shall have thirty (30) days following receipt of such notice to cure such default or, if such default cannot reasonably be cured within a thirty (30) day period, Landlord shall commence the cure of such default within thirty (30) days following receipt of such notice and thereafter shall proceed diligently to cure such alleged default. Tenant shall send a duplicate notice to any holder of a mortgage or other superior lien on the Building or this Lease of which Tenant has been notified in writing, and any such holder shall have the right to cure such alleged default within the same time period. Notwithstanding anything to the contrary contained herein, in no event shall Landlord be liable to Tenant for any consequential, indirect, special, exemplary or punitive damages.

Consents and Approvals: 31. If Tenant shall request Landlord's consent or approval and Landlord shall fail or refuse to give such consent or approval, Tenant shall not be entitled to any damages in excess of $10,000 for any withholding by Landlord of its consent or approval, it being agreed that Tenant's sole remedy shall be an action for specific performance or an injunction or an action for damages up to $10,000, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent or approval or where as a matter of law Landlord may not unreasonably withhold its consent or approval.

Inability to Perform: 32. If either party hereto is unable to fulfill any of its obligations under this Lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures, if, in any such case, such party is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever beyond such party's reasonable control, including, but not limited to, government pre-emption in connection with a national emergency or by reason of any Legal Requirements or by reason of the conditions of supply and demand which have been or are affected by war or other emergency or strike, riots, acts of God, shortages of labor or materials, national emergency, governmental restrictions, laws or regulations, the act of, or failure to act by, the other party, or for any other cause or causes beyond such party's control, such delay shall not be a violation of this Lease, and the time periods set forth in this Lease for any such work or other acts shall be extended for a period of time equal to the period of delay. Notwithstanding the foregoing, the provisions of this Article 32 shall at no time operate to excuse Tenant from any obligations for payment of Annual Base Rent, additional rent or any other payments required by the terms of this Lease when the same are due.

Waiver of Trial by Jury: 33. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of the parties as landlord and tenant, Tenant's use of or occupancy of the Demised Premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that if Landlord commences any proceeding or action for possession, including a summary proceeding for possession of the Demised Premises, Tenant will not interpose any counterclaim, of whatever nature or description, in any such proceeding, except for statutory mandatory counterclaims.

End of Term: 34. Upon the expiration or other termination of the Term of this Lease, Tenant shall quit and surrender to Landlord the Demised Premises vacant, "broom-clean", in the condition set forth in Article 10 hereof, in good order and condition, ordinary wear and tear, and casualty and condemnation excepted, all fixtures, improvements (such as, but not limited to, offices, conference rooms, server rooms or kitchens) and all paneling, partitions, railings and like installations, existing at the time Tenant takes possession of the Demised Premises or installed in the Demised Premises at any time during the Term, either by Tenant or by Landlord on Tenant's behalf, shall be removed from the Demised Premises by Tenant prior to the end of the Term of this Lease, at Tenant's expense and Tenant shall deliver to Landlord all keys required for access to the Demised Premises and the Building (including, without limitation, all keys provided to Tenant for access to the entrance, elevator, bathrooms and other Building common areas), disable and remove all security systems covering the Demised Premises and remove all of its property from the Demised Premises as required and as permitted by this Lease. Tenant shall assign to Landlord all warranties that are in effect at the end of the Term of this Lease for all alterations, property and equipment which remain in the Demised Premises after Tenant has surrendered possession thereof to Landlord. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease. Tenant shall not have the right to remain in possession of the Demised Premises after either the Expiration Date or the earlier termination of this Lease without having first received Landlord's written consent. If Tenant remains in possession of the Demised Premises after the Expiration Date or earlier termination of this Lease without Landlord's written consent, such possession shall be a default under this Lease and Tenant shall be deemed a holdover tenant on the following terms and conditions: Tenant's use and occupancy of the Demised Premises shall be at a rate equal to 150% of the total Annual Base Rent as was due during the final month of the Term for the first thirty (30) days and 200% thereafter, and Tenant shall be obligated to pay all additional rent due hereunder, calculated on a per diem basis; Tenant shall be fully obligated to perform all of the terms and conditions contained in the Lease, except as modified in this Article 34; and Tenant shall not be deemed a "month-to-month" tenant. Tenant's failure to pay for its use and occupancy at the rate set forth above shall be material default under this Lease granting Landlord all rights available to it at law and at equity as well as the provisions under Article 28 hereof. If Tenant has remained in possession of the Demised Premises after the Expiration Date or earlier termination of the Lease, Tenant shall vacate and surrender the Demised Premises to Landlord within thirty (30) days after written notice to Tenant and Tenant shall be liable to Landlord for all losses, damages, claims, costs and/or expenses incurred by Landlord by reason of Tenant's failure to deliver timely possession of the Demised Premises to Landlord, including, without limitation, any consequential and incidental damages so incurred by Landlord, including, without limitation, all legal fees and court costs incurred by Landlord and all losses, damages, claims, costs and/or expenses incurred in connection with or arising from the inability of Landlord to lease and deliver possession of the Demised Premises, or any portion thereof, to any third party and/or the termination or cancellation of any lease of the Demised Premises, or any portion thereof to any third party, provided that Landlord has given Tenant at least thirty (30) days' prior written notice of the existence of a successor tenant or other third party. The provisions of this Article 34 shall survive the expiration of the Term or the earlier termination of the Lease.

Quiet Enjoyment: 35. So long as Tenant is not in default beyond applicable notice and cure periods in the payment of Annual Base Rent and additional rent due hereunder or in the performance of all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Demised Premises during the Term without hindrance or ejection by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this Lease.

Notices: 36. Except as otherwise in this Lease provided, all notices to be given pursuant to this Lease shall be in writing and sent by prepaid certified or registered U.S. mail, return receipt requested, or by a recognized overnight courier service which

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Landlord: ___ Tenant ___

requires acknowledgment of receipt of delivery from addressee, to the address of the parties below specified or at such other address as may be given by written notice in the manner prescribed in this paragraph. Notice shall be deemed to be given upon three (3) business days after delivery to the U.S. Postal Service or one (1) business day after delivery to a recognized overnight courier service for next business day delivery. Landlord's address for notice shall be the address first set forth above for Landlord. Tenant's address for notices given prior to the Commencement Date shall be the address first set forth above for Tenant. Tenant's address for notices given on or subsequent to the Commencement Date shall be the address of the Demised Premises. A copy of any and all notices to Tenant shall be simultaneously sent to Abrams Garfinkel Margolis Bergson LLP, 1430 Broadway, 17th Floor, New York, New York 10018; Attn: Larry H. Haber, Esq. Tenant covenants and agrees to give any mortgagee and/or ground lessor of the Building and/or Real Property, the identity of whom Tenant has received prior written notice from Landlord, notice of any default of Landlord under this Lease and the right to cure any default of Landlord within such reasonable period of time as may be required by such mortgagee and/or ground lessor, but in no event shall the cure period exceed sixty (60) days from receipt of the default notice. Notwithstanding the foregoing, rent bills, invoices and statements may be sent by ordinary mail, via email or by personal delivery. Landlord's leasing and/or managing agent and/or counsel may each give statements, invoices, notices and/or other communication on behalf of Landlord and any such statements, invoices, notices and/or communications shall be deemed to have been given by Landlord. Tenant's counsel may give notices and/or other communication on behalf of Tenant and any such notices and/or communications shall be deemed to have been given by Tenant.

Captions & Counterparts: 37. The Captions, and accompanying Lease Form Index, are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof. This Lease may be executed in any number of counterparts, each of which shall be an original, but which together shall constitute one and the same instrument. To facilitate the execution and delivery of this Lease, the parties may execute and exchange counterparts of the signature pages by scanned email signature and transmission, and the signature page of either party to any counterpart may be appended to any other counterpart and for all purposes considered to be an original of same.

Definitions, Successors & Assigns: 38. The words "re-enter" and "re-entry" as used in this Lease are not restricted to their technical legal meaning. The term "rent" includes the Annual Base Rent, the annual rental rate whether so expressed or expressed in monthly installments, and additional rent payable hereunder. All provisions herein contained shall bind and inure to the benefit of the respective parties hereto, their heirs, personal representatives, successors and assigns, as the case may be. In the event Landlord or any successor-lessor (owner) of the Demised Premises shall convey or otherwise dispose of the Demised Premises and/or the Building and/or the Real Property, all liabilities and obligations of Landlord or such successor-lessor (owner), as Landlord under this Lease shall terminate upon such conveyance or disposal and written notice thereof to Tenant, provided such successor-lessor (owner) shall assume in writing the obligations of Landlord hereunder. If Landlord, or any successor in interest to Landlord, shall be an individual, joint venture, executor, estate, personal representative, conservator, tenancy-in-common, trustee, trust, limited liability company, limited liability partnership, partnership, general or limited, firm or corporation, there shall be no personal liability on the part of such individual or on the part of any members of such joint venture, tenancy-in-common, trustee, trust, company, partnership, firm or corporation, or its shareholders, members, managers, officers or directors, or on the part of such joint venture, estate, tenancy-in-common, trustee, trust, company, partnership, firm or corporation as to any of the provisions, covenants or conditions of this Lease. Tenant hereby acknowledges that it shall look solely to the real property interest of Landlord in the Building, the proceeds thereof and the rents collected therefrom for the satisfaction or assertion of any claims, rights and remedies of Tenant against Landlord, in the event of breach by Landlord of any of the provisions, covenants or conditions of this Lease. If Tenant, or any successor in interest to Tenant, shall be an individual, joint venture, executor, estate, personal representative, conservator, tenancy in common, trustee, trust, limited liability company, limited liability partnership, partnership, general or limited, firm or corporation, there shall be no personal liability on the part of such individual or on the part of any members of such joint venture, tenancy in common, trustee, trust, company, partnership, firm or corporation, or its shareholders, members, managers, officers or directors, or on the part of such joint venture, estate, tenancy in common, trustee, trust, company, partnership, firm or corporation as to any of the provisions, covenants or conditions of this Lease. Landlord hereby acknowledges that it shall look solely to the assets of Tenant for the satisfaction or assertion of any claims, rights and remedies of Landlord against Tenant, in the event of breach by Tenant of any of the provisions, covenants or conditions of this Lease.

Entire Agreement: 39. This Lease contains the entire and only agreement between the parties concerning the Demised Premises. No prior oral or written statements or representation, if any, of any party hereto or any representative of a party hereto, not contained in this instrument, shall have any force or effect. This Lease shall not be modified in any way, except by a writing executed by Landlord and Tenant. No oral agreement or representations shall be deemed to constitute a lease other than this agreement. This agreement shall not be binding unless and until it shall have been executed and delivered by Landlord and Tenant. The submission of this Lease to Tenant prior to its execution by Landlord shall not be an offer to lease. Any person executing this Lease on behalf of Tenant or Landlord hereby covenants, represents and warrants to the other party that (i) such party is a duly incorporated or duly qualified (if foreign) corporation and/or limited liability company, as the case may be, and is authorized to do business in the State of New York (a copy of evidence thereof to be supplied to the other party upon request); and (ii) each person executing this Lease on behalf of Tenant or Landlord is duly authorized to execute, acknowledge and deliver this Lease to the other party.

Memorandum of Lease: 40. Tenant shall not record this Lease or any memorandum of this Lease without Landlord's prior written consent. The parties hereto agree that if a memorandum shall be recorded with respect to this Lease, then (i) such memorandum shall contain those provisions of this Lease as shall be mutually desired in the reasonable discretion of counsel for the parties hereto, provided that in no event shall such memorandum contain any provisions relevant to the base rent and/or additional rent payable under this Lease, and (ii) Tenant shall, upon Landlord's request, execute and deliver to Landlord's counsel to be held in escrow pending the expiration or sooner termination of the Term of this Lease, any and all documentation necessary to release such memorandum from record upon the expiration or sooner termination of the Term of this Lease (and Tenant's obligation to execute and deliver such a release shall survive the expiration or sooner termination of this Lease).

Federal Tax Identification Number: 41. Tenant hereby agrees that it shall provide to Landlord Tenant's social security number or, if Tenant is or becomes an entity, Tenant's federal employer identification number, within three (3) business days following Landlord's request therefor. Tenant hereby represents and warrants to Landlord that Tenant's federal employer tax identification number is the **Tenant's EIN #** as prescribed in the foregoing Lease Declarations.

Directory: 42. Landlord shall upon Tenant's request, post on the Building's directory (the "Directory") Tenant's name, at Landlord's sole cost and expense. If Landlord shall list any individual or entity name other than that of Tenant, such listing shall neither grant such party any right or interest in this Lease and/or the Demised Premises, nor constitute Landlord's consent to an assignment or sublease to, or occupancy by, such party. Such listing may be terminated by Landlord at any time in Landlord's reasonable judgment, without prior notice, and Landlord may charge Tenant a reasonable charge for any changes in listings requested by Tenant.

See rider and exhibits attached hereto and hereby made a part hereof.

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Please initial Landlord: [initials] Tenant [initials]

[SIGNATURE PAGE FOLLOWS]

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Landlord: Tenant S.S

In Witness Whereof, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

45 MAIN ASSOCIATES LLC

By: ______________________
David Walentas, Principal

MISSION MEDIA USA, INC.

By: ______________________

Name: SAM'S STEPHENSON

Title: OWNER

Please Initial
Landlord ____ Tenant ____

LEASE FORM INDEX
(approximate page locations, subject to change)

Please Initial: Landlord ______ Tenant ______

RIDER ATTACHED TO AND FORMING A PART OF THE LEASE DATED AS OF MAY 2, 2017 BY AND BETWEEN 45 MAIN ASSOCIATES LLC ("LANDLORD") AND MISSION MEDIA USA, INC. ("TENANT") FOR THE DEMISED PREMISES KNOWN AS SUITE 200 / 77 FRONT STREET IN THE BUILDING KNOWN AS 45 MAIN STREET, BROOKLYN, NY

In the event of any inconsistency between the provisions of this rider and the provisions of the Lease to which this rider is attached, the provisions of this rider shall control.

43. **Water Charges**: Landlord represents and warrants that on the Commencement Date, the Demised Premises shall be separately metered for water and hooked up and connected with the municipal water and sewer system. If Tenant requires, uses or consumes water for any purpose in the Demised Premises, Tenant shall pay for all ongoing charges associated with water delivery and water system maintenance (the "**Water Charges**") exclusively serving the Demised Premises. Throughout the duration of Tenant's occupancy, Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense. In the event Tenant fails to maintain the meter and installation equipment in good working order and repair (of which fact Landlord shall be the sole but reasonable judge) Landlord may cause such meter and equipment to be replaced or repaired, and collect the cost thereof from Tenant as additional rent. Tenant agrees to pay for all **Water Charges** as shown on said meter as and when bills are rendered, and in the event Tenant defaults in the making of such payment, Landlord may, after thirty (30) days' written notice to Tenant, pay such charges and collect the same from Tenant as additional rent. Tenant covenants and agrees to pay, as additional rent, third party meter reading charges, the sewer rent, charge or any other tax, rent or levy which now or hereafter is assessed, imposed or a lien upon the Demised Premises, or the realty of which they are a part, pursuant to any law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, the water system or sewage or sewage connection or system. If the Demised Premises are supplied with water through a meter which measures the water consumption of other tenants as well as the Demised Premises, Tenant shall pay to Landlord, as additional rent, on the first day of each month, that portion of the meter charges that relate to Tenant's actual use, as part of Tenant's **Water Charges**. Independently of, and in addition to, any of the remedies reserved to Landlord hereinabove or elsewhere in this Lease, Landlord may sue for and collect any monies to be paid by Tenant, or paid by Landlord, for any of the reasons or purposes hereinabove set forth.

44. **Electric Current**:

A. Supplementing **Articles 5 & 6** hereof, electricity shall be furnished to Tenant on a "submetering" basis, and Landlord represents and warrants that on the Commencement Date, there shall be one (1) submeter servicing the Demised Premises. Tenant shall pay Landlord (or at Landlord's option, Landlord's agent) as additional rent within fifteen (15) business days following demand made therefor for all electricity furnished to and/or consumed in the Demised Premises on a submetering basis from and after the date possession of the Demised Premises is delivered to Tenant at charges, terms and rates, including, without limitation, fuel adjustments and taxes, which shall be equal to Landlord's actual cost multiplied by the **Submetering Rate**, as defined in the foregoing Lease Declarations, for transmission line loss and other redistribution costs. If, in Landlord's judgment, Tenant's use shall require more than one (1) submeter in the Demised Premises, Landlord shall install additional submeter(s) in the Demised Premises at Tenant's sole cost and expense. If there is more than one submeter in the Demised Premises, each meter may be computed and billed separately in accordance with the rates and terms set forth herein. If any tax is imposed upon Landlord's receipt from the sale or resale of electrical energy or gas or telephone service to Tenant by any federal, state or municipal authority, Tenant covenants and agrees that where permitted by law, Tenant's pro-rata share of such taxes shall be passed on to and included in the amount charged to, and paid by Tenant to Landlord as additional rent. Tenant, shall not, without Landlord's prior written consent in each instance, not to be unreasonably withheld, conditioned or delayed, connect any fixtures, appliances or equipment (other than a reasonable number of table and floor lamps, ordinary kitchen appliances, copy machines, fax machines, printers, supplemental HVAC, typewriters, personal computers and similar small office machines using comparable electric current) to the Building's electric distribution system nor make any alteration or addition to the electrical system of the Demised Premises. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord upon notice to Tenant, and all reasonable and out-of-pocket cost and expenses of Landlord in connection therewith shall be paid by Tenant as additional rent upon demand by Landlord.

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B. INTENTIONALLY DELETED

45. **Initial Work**: Notwithstanding anything to the contrary contained herein, Landlord shall, at its expense, perform, or cause to be performed, the Landlord's Work as prescribed on **Exhibit B** attached hereto and hereby made a part hereof. Tenant shall perform all other work ("Tenant's Work") necessary for it to use the Demised Premises as contemplated in this Lease and such work shall be performed in accordance with the Legal Requirements, at its sole expense, pursuant to plans, drawings and specifications therefor prepared by Tenant and submitted to, and approved by Landlord and subject to the terms of this Lease, including, without limitation, **Article 10** hereof. If the substantial completion of the Landlord's Work is delayed by reason of: (i) any willful act of Tenant or any of its employees, agents or contractors; or (ii) any failure (not due to any act or omission of Landlord or any of its employees, agents or contractors) to plan or execute Tenant's Work (as hereafter defined) with reasonable speed and diligence, or (iii) any material changes by Tenant in the plans or specifications or any material changes or substitutions requested by Tenant; or (iv) Tenant's failure to furnish plans, information, details and specifications Landlord requests from Tenant, or subsequent changes thereto; or (v) Tenant's request for materials, finishes or installations other than Landlord's standard; or (vi) the performance or incompletion of work by a party employed or retained by Tenant, and any of the foregoing cause an actual delay in the completion of Landlord's Work; then Landlord's Work shall be deemed substantially completed on the date when the same would have been substantially completed but for such delay and, in addition, Tenant shall pay to Landlord all reasonable actual out of pocket costs and damages which Landlord may sustain by reason of such delay. Landlord's Work shall be performed in a good and workmanlike manner in accordance with all applicable laws, codes, rules and regulations. Landlord's Work in the Demised Premises shall be considered substantially completed ("Substantially Completed", "Substantially Complete", "substantially completed" or "substantially complete") when all major items of construction have been substantially completed and the Demised Premises is accessible and reasonably usable, notwithstanding the fact (i) that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the non-completion of which do not materially interfere with Tenant's use of the Demised Premises, and (ii) that Landlord's Work has been substantially completed except for portions thereof which shall be completed upon the completion of Tenant's Work. Tenant agrees that upon such notification, Tenant will promptly (and not later than five (5) business days after the date of Landlord's notice) inspect the Demised Premises and, if applicable, furnish to Landlord a written statement that Landlord's Work is substantially completed as required by the provisions of this Lease, with the exception of certain specified and enumerated items, if any ("Punch List"), of which Landlord must complete such Punch List items within thirty (30) days. Tenant agrees that at the request of Landlord from time-to-time thereafter, Tenant will promptly furnish to Landlord revised Punch Lists reflecting any completion of any prior Punch List items. Tenant's acknowledgment or acceptance of the Demised Premises shall not relieve Landlord of its obligations to complete all Punch List items. If Landlord fails to complete such work, the sole remedy of Tenant shall be to complete such work and Tenant shall have the right to set off the reasonable cost thereof from the rent due Landlord in order to reimburse Tenant for the cost and expense of completion of the work. Upon written request of Landlord, Tenant will, within ten (10) business days following request, furnish to Landlord a written statement that Tenant is in occupancy of the Demised Premises, that Landlord's Work has been completed in accordance with Landlord's obligations or in lieu thereof, a list of the work Tenant claims to be incomplete. Notwithstanding anything to the contrary contained in the this Article 45, in the event, subsequent to Tenant's inspection of the Landlord's Work, Tenant is not reasonably satisfied that the Landlord's Work has been substantially completed (with the exception of any Punch List Items), Tenant shall certify same in writing to Landlord ("Tenant's Non-completion Notice") within three (3) business days of the inspection. Within five (5) business days of Landlord's receipt of Tenant's Non-completion Notice, Landlord shall either (i) cause the contractor to commence to remedy those items specified by Tenant in Tenant's Non-completion Notice or (ii) object to Tenant in writing, specifying the reason(s) Landlord objects to Tenant's Non-completion Notice. If Landlord objects to Tenant's Non-completion Notice, Landlord and Tenant shall meet within five (5) business days thereafter in an attempt to resolve the outstanding items within Tenant's Non-completion Notice, and if Landlord and Tenant cannot agree on the Substantial Completion date at such meeting, the Substantial Completion date shall be decided by arbitration in accordance with the American Arbitration Association rules in New York City.

46. **Air Conditioning**: Landlord, as part of Landlord's Work, shall install a new Tenant controlled water cooled air conditioning system with sufficient distribution for Tenant's purposes. Tenant shall, at its own cost and expense operate, maintain, clean, and repair the new air conditioning system, equipment and facilities (hereinafter called the "AC System") located in

Please Initial: Landlord ______ Tenant ____

and exclusively servicing the Demised Premises (including, but not limited to, the periodic cleaning and/or replacements of filters, replacement of fuses and belts, the calibration of thermostats and all startup and shut down maintenance of the system, equipment and facilities) and provide a repair and maintenance contract in form reasonably satisfactory to Landlord with an air conditioning contractor or servicing organization reasonably approved by Landlord. Notwithstanding the foregoing, Landlord shall be responsible, at its sole cost and expense, for replacement of the AC System unless such replacement was caused by Tenant's failure to adequately maintain the AC System. Landlord further agrees that, provided Tenant uses Landlord's air conditioning contractor (currently Allied Mechanical, but subject to change) for maintaining the AC System, Landlord shall be responsible, at its sole cost and expense, for major repairs to the AC System, unless such repairs are necessary due to Tenant's own negligence. Additionally, Landlord will assign to, or otherwise enforce on behalf of, Tenant, all guarantees and warranties in connection with the AC System. If any permit or license is required for the operation of the AC System, Landlord shall, at Landlord's expense, obtain and maintain any such permit or license. Any additions or other alterations to the AC System shall require Landlord's prior written consent, not to be unreasonably withheld, conditioned or delayed, and the consent of the contractor with a contract covering maintenance of the AC System. The electricity consumed by the AC System shall be paid for by Tenant in accordance with **Article 46** hereof.

If the AC System shall consist of one or more package air-conditioning or air handling units located in the Demised Premises, condenser water will be provided by Landlord only from Monday to Sunday, 6:00 A.M. to 10:00 P.M. during the months between May 1st and October 31st in each year of the Term hereof. Tenant shall pay Landlord the **A/C Charge**, as defined in the foregoing Lease Declarations, per month as additional rent hereunder on or before the first (1st) day of each month during the Term hereof and during all additional periods Tenant is in possession of the Demised Premises and/or in occupancy of the Demised Premises for the cost and expense to provide condenser water for the hours and periods set forth above. Landlord reserves the right to interrupt, curtail or suspend the services required to be furnished by Landlord under this Article when the necessity therefor arises by reason of accident, emergency, or when required by any law, order or regulation of any federal, state, county or municipal authority or for any other cause beyond the reasonable control of Landlord. No diminution or abatement of rent or additional rent or other compensation or claim of constructive eviction shall or will be claimed by Tenant as a result thereof, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of such interruption, curtailment or suspension, except as otherwise expressly provided in this Lease.

47. **Cleaning/Trash Services**: Tenant shall obtain and pay for cleaning services for the Demised Premises at Tenant's sole cost and expense. Tenant shall pay Landlord the **Trash Removal Charge**, as prescribed in the foregoing Lease Declarations, per month as additional rent hereunder on or before the first (1st) day of each month during the Term hereof and during all additional periods Tenant is in possession of the Demised Premises and/or in occupancy of the Demised Premises for ordinary office trash collection from a location designated by Landlord, subject to reasonable adjustment from time to time, to reflect Landlord's standard trash collection charges based upon the relative size of the space occupied by a tenant.

48. **Broker**: Each party warrants and represents to the other that, except for the **Tenant's Broker**, as prescribed in the foregoing Lease Declarations, neither party has had any conversations, correspondence or dealings with any real estate broker, agent or finder in connection with this Lease and/or concerning the renting or leasing of premises located in the Building and each party covenants and agrees to indemnify, defend and hold the other harmless on demand from and against any and all costs, expenses or liability (including reasonable attorneys' fees) for any compensation, commissions, fees and charges claimed by any broker, agent or finder in connection with this Lease and/or concerning the renting or leasing of premises located in the Building due to conversations, correspondence or dealings of the indemnifying party with the claimant. Any commissions due and payable to Tenant's Broker, if any, shall be paid by Landlord pursuant to a separate agreement. .

49. **Guaranty**: To induce Landlord to enter into this Lease, the **Guarantor**, if any, prescribed in the foregoing Lease Declarations, is signing and delivering the guaranty agreement attached hereto and made a part hereof as **Exhibit C**.

50. **Joint And Several**: If at any time during the Term of the Lease, Tenant shall be comprised of more than one person, party or entities, all such persons, parties and/or entities shall be jointly and severally liable for payment of rent and for performance of every obligation of Tenant under the Lease.

51. **ICAP/CEP**: .

Please Initial: Landlord ____ Tenant ____

A. Landlord and Tenant acknowledge that Landlord may apply or has applied for a certificate of eligibility from the Department of Finance of the City of New York determining Landlord's eligibility for exemption from tax payments for the Building through the Industrial and Commercial Abatement Program, including any similar tax exemption or abatement programs that may be available to Landlord or the Building (collectively, the "ICAP Program"). For reference, the ICAP Program is currently memorialized in: (i) Executive Order No. 50 (April 25, 1986); (ii) Executive Order No. 94 (June 20, 1986); and (iii) 2008 N.Y.C. Local Law No. 67, N.Y.C. Admin. Code §11-269-70, 11-278 (collectively, the "ICAP Statutes" including any other relevant legal requirements that may apply to the ICAP Program). Any tax exemption under the ICAP Program is referred to in this Article as a "Tax Exemption" and the period of such Tax Exemption is referred to as the "Tax Exemption Period." Landlord agrees that Tenant will not be required to (a) pay taxes or charges that become due because of willful neglect or fraud by Landlord in connection with the ICAP Program, or (b) otherwise relieve or indemnify Landlord from personal liability arising under the ICAP Program, except where imposition of taxes, charges, or liability is occasioned by actions of Tenant in violation of this Lease.

B. Tenant agrees: (i) to report to Landlord, as often as is necessary under the ICAP Statutes or as reasonably demanded by Landlord: (i) the number of workers employed at the Demised Premises; (ii) the nature of each worker's employment; (iii) the name of each worker; and (iv) each worker's residency. Further, Tenant agrees: (i) to provide access to the Demised Premises to employees or agents of the Department of Finance of the City of New York at all reasonable times at the request of Landlord; (ii) that any work performed by Tenant's related entities, employees, or agents shall be subject to the requirements of the ICAP Program; and (iii) that Tenant will comply and cause its general contractor, construction manager, and all subcontractors to comply with the ICAP Program. Further, upon demand of Landlord for the duration of construction, Tenant agrees to update said representations when required. In particular, Landlord may request certain other documents, including but not limited to: (i) certified payroll reports; (ii) statement of compliance regarding certified payroll records; (iii) construction employment reports; (iv) Tenant's equal employment opportunity policy; (v) subcontract certificates detailing construction contracts; and (vi) monthly workforce utilization reports detailing any contractors' workforces. Moreover, during the course of any construction in the Demised Premises, Landlord may request that Tenant solicit a minimum of three (3) construction bids per trade to New York City-certified Minority or Women-Owned Business Enterprises ("MWBE"). Tenant agrees to cooperate with Landlord in complying with the ICAP Program and to aid Landlord in obtaining or maintaining the Tax Exemption.

C. Landlord has applied or may apply for eligibility of the Demised Premises to the New York City Commercial Enhancement Program or Commercial Revitalization Program ("CEP/CRP"). If Tenant is deemed eligible, any reduction in real property taxes on Tenant's Percentage will be passed to Tenant after deducting the fee payable in connection with the application. Tenant understands that the minimum required expenditure for a given space for CEP/CRP eligibility is $2.50 per square foot or $25 per square foot, depending on the length and nature of the Lease. Tenant understands that all abatements granted under CEP/CRP are contingent upon Landlord's payment of real estate taxes, water, sewer charges, or other lienable charges during the benefit period. Benefits will be revoked if charges are not paid as provided in relevant law.

D. If requested by Landlord, Tenant agrees to post a notice in a conspicuous place in the Demised Premises and to publish a notice in a newspaper of general circulation in the City of New York, in such form as prescribed by the Department of Finance stating that persons having information concerning any violation by Tenant of Section 235 of the Real Property Law or any Section of Article 150 of the Penal Law or similar law of another jurisdiction may submit such information to the Department of Finance for determination of Landlord's benefits eligibility for benefits. Tenant acknowledges that its obligations may be greater if Landlord fails to obtain a Tax Exemption, and agrees that Landlord shall have no liability to Tenant nor shall Tenant be entitled to any abatement or diminution of rent if Landlord fails to obtain a Tax Exemption. Finally, in no event shall Landlord have liability to Tenant if Landlord fails to obtain benefits, in whole or in part, of any tax abatement, credit, or exemption described herein or otherwise.

E. Tenant represents to Landlord that, within the seven (7) years immediately preceding the date of this Lease, Tenant has not been adjudged by a court of competent jurisdiction to have been guilty of: (i) an act, with respect to a building, which is made a crime under the provisions of Article 150 of the Penal Law of the State of New York or any similar law of another state, or (ii) any act made a crime or violation by the provisions of Section 235 of the Real Property Law of the State of New York, nor is any charge for a violation of such laws presently pending against Tenant.

Please Initial: Landlord ___ Tenant S.S

F. In no event shall Landlord have any liability to Tenant if Landlord fails to obtain the benefits, in whole or in part, of any tax abatement, credit or exemption described in this Article or otherwise.

G. Furthermore, notwithstanding anything to the contrary in this Lease or other agreements between the parties, Landlord shall have the right to condition its approval of any Tenant Changes or other alterations, as provided in Article 10 hereto, based on Landlord's reasonable assurances that Tenant understands and intends to comply with the ICAP Program and related documentation.

52. **Green Clause**

A. Tenant, recognizing that the Landlord has made efforts and is continuing to make efforts to cause the Building to be "green" and/or environmentally friendly, and as a special inducement to Landlord to enter into this Lease, covenants and agrees to comply with the following:

a. Tenant shall cause all light bulbs in the Demised Premises to be replaced with Energy Star qualified light bulbs and agrees to dispose of all light bulbs in accordance with Legal Requirements;

b. Tenant shall make reasonable efforts to turn off any lights in the Demised Premises when such lights are not in use;

c. For all Demised Premises comprising A/C units, Tenant shall make reasonable efforts to clean the filter in the air conditioning unit(s) located in the Demised Premises at least four (4) times per calendar year;

d. Tenant shall use and cause Tenant's cleaning contractor, if any, to use "green" or eco-friendly, non-toxic cleaning products to clean the Demised Premises;

e. Tenant shall use zero volatile organic compound ("VOC") or low VOC paints and stains and shall be prohibited from using aerosol sprays and other products that emit more than low level VOC's within the Demised Premises or the Building;

f. Tenant acknowledges that smoking within the Demised Premises or the Building is expressly prohibited by Landlord and by Legal Requirements and hereby agrees that neither Tenant, nor its agents, contractors, employees or invitees shall be permitted to smoke in the Demised Premises or the Building; and

B. Tenant acknowledges that any failure by Tenant to comply with the provisions of this **Article 52** shall constitute a default that shall be subject to the provisions of **Article 28** of this Lease. Additionally, Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this **Article 52**, and, at Tenant's sole cost and expense, shall indemnify, defend and hold Landlord harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Landlord.

53. The persons executing this Lease on behalf of Landlord and Tenant represent and warrant that they do so with full authority to bind the parties hereto to the terms, conditions and provisions set forth in this Lease. Landlord further represents and warrants to Tenant: (a) Landlord has fee title to the Demised Premises free of liens, encumbrances, (excluding any mortgages) and there are no restrictive covenants, easements, exclusive use provisions in other tenant's leases, or other agreements to which Landlord is a party, or zoning laws (except as expressly set forth in this Lease) which will prevent the Tenant from occupying the Demised Premises for the purpose herein provided or otherwise conflict with any of the provisions of this Lease; (b) if Landlord is not an individual, it is a duly formed entity authorized to transact business and in good standing in the State of New York; (c) Landlord's execution of this Lease will not violate the terms of another agreement Landlord has with a third party; and (d) no joinder of approval of any other person or entity is required with respect to Landlord's right and authority to enter into this Lease.

END OF RIDER

Please Initial: Landlord ____ Tenant ____

Exhibit A – Demised Premises diagram

(Not to scale; all dimensions approximate; subject to actual conditions.)


WOMEN REST
MEN REST
INDICATES DEMISED PREMISES

Please Initial: Landlord ______ Tenant ______

Exhibit B – **Landlord's Work**

(Not to scale; all dimensions approximate; subject to actual conditions.)

As further prescribed in Article 45 of the Lease, Landlord will perform the following work at Landlord's expense promptly following full execution and delivery of this Lease and shall "substantially complete" the same by the Commencement Date, subject only Force Majeure. The term "Tenant's responsibility" herein shall mean Tenant's obligation to furnish and install at Tenant's expense, pursuant further to Articles 10 and 54 of the Lease.

Deliver New Building Installation to include (plus see Exhibit B-1 for Landlord's Standard Specs, and substantially in accordance with the general layout in Exhibit B-3):

1) Scrape and polyurethane brick floors;
2) 2 glass front conference rooms, glass front offices and conference rooms;
   - 8' glass walls with a soffit to allow for ductwork substantially in accordance with the general layout in Exhibit B-3;
3) Building standard Open pantry/café;
4) New Building standard hanging pendant lighting;
5) New tenant controlled water cooled AC & distribution;
6) Electric and data distribution along the perimeter and in ceiling hung trays dropped down the columns for distribution to workstations (Tenant is responsible for bringing electric & data cabling to workstations);
7) One (1) New unisex bathroom (Landlord is building new men's and women's bathrooms in the hallway directly outside of Tenant's Demised Premises;
8) Landlord to install a Building-standard shower not to exceed ten thousand dollars ($10,000) – any costs associated with the work to exceed such amount shall be Tenant's sole expense;
9) All architectural, engineering & filing fees;

Landlord shall commit to reasonably clean and re-paint the stairwell between the Demised Premises and the entrance on Front Street. Landlord and Tenant shall reasonably cooperate on any Tenant-related signage and branding at such entrance.

The foregoing work will be performed by contractors selected by Landlord, using materials, methods and procedures standard to the Building, in accordance with the provisions of Article 45 of this Lease. Any work not expressly specified herein and any work necessary to have the Demised Premises comply with codes attributable to Tenant's particular manner of use of the Demised Premises shall be Tenant's responsibility. The cost of any Tenant-requested additional work shall be payable simultaneously with the authorization by Tenant of such additional work.

Please Initial: Landlord ____ Tenant S.S.

EXHIBIT B-1 – LANDLORD'S STANDARD SPECS

1. Specs for building standard pantry cabinets and/or allowance
   a. White laminate cabinets
      i. Base cabinet – 12'0" long x 25" deep
      ii. Upper cabinet – 12'0" long x 12" deep

2. Specs for building standard pantry countertop and/or allowance
   a. Landlord standard Caesar stone countertop (tenant to decide color)
   b. Should Tenant want a different countertop than Landlord's standard, it shall be responsible for the difference in cost

3. Specs for conference room and office doors and/or allowance
   a. 8' glass front conference rooms with aluminum framing and soffit
   b. 3'x7' glass door with aluminum frame
   c. Dividing walls shall be floor-to-ceiling sheetrock

4. Specs for building standard lighting fixtures and/or allowance
   a. Four (4) Building standard pendant lights per bay
   b. Four (4) 48" T8 bulbs per light
   c. $200/fixture

5. Specs for bathroom fixtures & tiles and/or allowance
   a. Building standard black and white 1" floor tiles
   b. One (1) pedestal sink for men's bathroom and two (2) pedestal sinks for women's bathroom
   c. Building standard Kohler two-piece standard height toilet
   d. Building standard Kohler urinal
   e. Building standard gray stalls

6. Electric – 3 outlets per office and conference rooms; power connections for work stations, in substantial accordance with the attached electrical layout, attached here as **Exhibit B-2**.
   a. Tenant to provide specs for cable tray
      i. If tenant does not use Building standard tray, tenant shall be responsible for difference in cost
      ii. Tenant to provide all data cabling from walls
      iii. Landlord's data cabling responsibility shall end at demising wall
   b. Landlord to bring electric down from the cable tray in power poles;
      i. Tenant to run electric from power pole to desks as needed.
   c. Perimeter and office/conference area electric and data points shown on the plan are approved and will be installed by Landlord, except for points shown on conference room tables.
      i. Trenching is not permitted as the slab is only 4" thick

7. AC
   a. Tonnage of unit – 4-5 units - 5.5-7 tons each
   b. Description of ductwork – Building standard spiral ductwork – we haven't done the engineering on this yet so we don't have the final layout for the ductwork. Once we have it we will send it over.

8. Security
   a. Landlord shall install Building standard key FOB system outside of the Front Street entrance

Exhibit B-2 – electrical layout


SK3.0

Please Initial: Landlord_____ Tenant _____

Exhibit B-3 Landlord's Work layout (Tenant to provide all movable furniture and equipment)


SK2.0

Please Initial: Landlord ____ Tenant ____

Exhibit C

Limited Personal Guaranty

As an inducement to **45 MAIN ASSOCIATES LLC** (the "Landlord") to accept a lease dated as of **May 2, 2017** (the "Lease") between Landlord and ***MISSION MEDIA USA, INC.*** (the "Tenant"), for Suite 200 / 77 Front Street___ (the "Demised Premises") in the building known as 45 Main Street, Brooklyn, NY, the undersigned, JAMES STEPHENSON the "Guarantor") hereby personally guarantees to Landlord, its heirs, legal representatives, successors and assigns the prompt and timely payment by Tenant (hereinafter defined) of all Annual Base Rent and additional rent (as defined herein) throughout the Term of the Lease up through the "Surrender Date" (defined below) at the times and in the manner provided in the Lease. As used herein, the term "Tenant" means and includes Tenant plus any and all of its permitted successors or assigns, if there are any, and any party claiming rights in or to the Demised Premises or the Lease under or through Tenant, or any of its successors or assigns at any time during or after the Term of the Lease. Except as may be provided for otherwise herein, nothing contained herein shall alter the assignment and subletting provisions of the Lease or modify the Lease in any other manner.

1. Guarantor hereby unconditionally and irrevocably guarantees to Landlord, its heirs, legal representatives, successors and assigns the prompt and timely payment by Tenant of Annual Base Rent (as defined in the Lease) and additional rent payable under the Lease at the times and in the manner provided in the Lease) during the Guaranty Period. As used herein, the term "additional rent" shall mean Tenant's payment of Tenant's Percentage (as defined in the Lease) of any increases in Real Estate Taxes (as defined in the Lease) for any Tax Year (as defined in the Lease) over the Base Taxes (as defined in the Lease). The "Guaranty Period" shall be that period during which Guarantor guarantees the payment of Annual Base Rent and additional rent (as defined herein) by Tenant under the Lease and it shall commence on the earlier of (i) the date Tenant takes possession of the Demised Premises or (ii) the Commencement Date (as such term is defined in the Lease) and end on that date (the "Surrender Date") upon which Tenant has (a) surrendered possession of the Demised Premises to Landlord, broom clean, free of all liens for any work performed by Tenant and occupants and personal property, (b) paid to Landlord all Annual Base Rent and additional rent payable through the date Tenant surrenders the Demised Premises to Landlord as set forth in clause (a) above and (c) delivered to Landlord an executed effective instrument of surrender which does not prejudice Landlord's rights to recover from Tenant Annual Base Rent and any and all additional rent for the unexpired balance of the Term of the Lease; provided, however, that Tenant has given Landlord at least ninety (90) days prior written notice that Tenant is surrendering the Demised Premises to Landlord. If Tenant has not given Landlord at least ninety (90) days prior written notice that Tenant is surrendering the Demised Premises to Landlord, then the Guaranty Period shall be extended so that it shall end on that date which is ninety (90) days following the Surrender Date. Nothing contained herein or in any notice shall relieve Tenant of liability to Landlord at any time (whether before or after the Surrender Date), and nothing contained herein or in any notice shall relieve Guarantor of liability for any and all claims of Landlord for Tenant Annual Base Rent and any and all additional rent (as defined and limited herein) against Tenant arising under the Lease with respect to that portion of the Term of the Lease which ends on the last day of the Guaranty Period; such liability expressly surviving the Guaranty Period. Notwithstanding anything to the contrary contained in this Guaranty, in no event shall the guaranteed liabilities of Tenant hereunder include the payment of Annual Base Rent and additional rent (as defined herein) applicable to any period of the term of the Lease after Tenant vacates the entire Demised Premises, as provided for herein.

2. Unless and until any security deposit under this Lease has been applied by Landlord against amounts payable by Tenant under the Lease, it shall not be credited against amounts payable by Tenant, or by Guarantor, under the terms of this Guaranty. The acceptance by Landlord of payments under this Guaranty or the acceptance of a surrender of the Demised Premises shall not be deemed a release or waiver by Landlord of any obligation of the Tenant under the Lease or the Guarantor under this guaranty.

3. Subject to the terms hereof, this Guaranty is absolute and unconditional and is a guaranty of payment and performance of Guarantor's specific obligations hereunder, not of collection, and Guarantor's liability hereunder shall be primary. If there is more than one individual signing this Guaranty as the Guarantor, the liability of each of them shall be joint, several and personal. This Guaranty may be enforced without the necessity of resorting to or exhausting any other security or remedy, without the necessity at any time of having recourse to Tenant and without having commenced any action against Tenant or having obtained any judgment against Tenant. The validity of this Guaranty shall not be affected or impaired by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord under the Lease. Except as expressly provided herein, Guarantor agrees that this Guaranty shall remain in force and effect as to any assignment, transfer, renewal, modification or extension of the Lease and for any holdover period after expiration or termination of the Lease. No action or inaction of Landlord or Tenant shall affect the obligations of Guarantor hereunder. The Guarantor waives notice of any and all defaults by Tenant in the payment of Annual Base Rent, additional rent, or any other charges, and waives notice of any and all defaults by Tenant in the performance of any of the terms of the Lease on Tenant's part to be performed. The Lease may be modified without Guarantor's consent and any such modification signed by Landlord and Tenant shall not release the Guarantor. Notwithstanding anything to the contrary contained in this Guaranty and the

Please Initial: Landlord ____ Tenant ____

Lease, the obligations of the undersigned under this Guaranty shall terminate upon assignment of the Lease to an entity that the undersigned have no interest in, so long as (X) a Guaranty in form substantially similar to this agreement is executed by at least one (1) of the principals, shareholders, partners, or members, as the case may be, of the assignee (and the highest credit score of such principal is no less than 680), and the net worth of such principal exceeds One Million Dollars ($1,000,000.00) or (Y) the assignee entity's net worth, exclusive of goodwill, exceeds Two and One-Half Million Dollars ($2,500,000.00).

4. Until all the terms, covenants and conditions in the Lease on the Tenant's part to be paid, kept, performed and observed are fully paid, kept, performed and observed, the Guarantor: (a) shall have no right of subrogation against the Tenant by reason of any payments or acts of performance by the Guarantor, in compliance with the obligations of the Guarantor hereunder; (b) waives any right to enforce any remedy which the Guarantor now or hereafter shall have against the Tenant by reason of any one or more payments or acts of performance in compliance with the obligations of the Guarantor hereunder; and (c) subordinates any liability or indebtedness of the Tenant now or hereafter held by the Guarantor to the obligations of the Tenant to Landlord under the Lease.

5. If Tenant becomes insolvent or shall be adjudicated a bankrupt or shall file for reorganization or similar relief or if such petition is filed by creditors of Tenant, under any present or future federal or state law or if the Lease is terminated or Tenant's obligations otherwise discharged in any bankruptcy proceeding, Guarantor's obligations hereunder may nevertheless be enforced against the Guarantor.

6. The Guarantor covenants, warrants and represents that: he/she has the power and authority to enter into this agreement and that his/her obligations as the Guarantor will be enforceable under the laws of the State of New York; he/she is entering into this agreement for a business purpose as he/she will benefit from Tenant entering into the Lease; he/she has a legitimate purpose in issuing this guaranty as Tenant is owned and/or controlled by the Guarantor; any financial or other information furnished to Landlord about Guarantor and/or Tenant is full, complete and correct in all respects; and Tenant is a validly formed corporation under the laws of the State of New York having full power and authority to enter into and perform the Lease and it has duly executed and delivered the Lease; neither Tenant nor Guarantor is insolvent or the debtor, defendant or respondent in any pending bankruptcy, receivership, insolvency or other creditor's action or proceeding.

7. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York. Guarantor hereby waives any right to trial by jury in any action or proceeding arising out of this Guaranty and, notwithstanding anything contained herein to the contrary, Guarantor agrees that Guarantor will pay attorneys' fees, court costs and other expenses incurred by Landlord in enforcing this Guaranty, plus interest on any judgment obtained against the Guarantor from the date that the claim accrued. The Guarantor hereby agrees to be subject to in personam jurisdiction in any court of appropriate subject matter jurisdiction located in the City, County and State of New York or located in Brooklyn, Kings County, New York for any action brought by Landlord against the Guarantor arising out of, or relating to this guaranty, provided that copies of the summons and complaint are sent by certified mail, return receipt requested, to the Guarantor at the address of the Guarantor herein set forth (or c/o Tenant at the Demised Premises if there is no address of the Guarantor set forth below), or at such other address as the Guarantor may designate as its address for notices on ten (10) days prior notice in writing sent by certified mail, return receipt requested, to Landlord. A copy of any Notice sent hereunder to Guarantor shall simultaneously be sent to Larry H. Haber, Esq., Abrams Garfinkel Margolis Bergson LLP, 1430 Broadway, 17th Floor, New York, New York 10018.

8. All terms and provisions herein shall inure to the benefit of the assigns and successors of Landlord and shall be binding upon the heirs, successors and assigns of Guarantor.

9. In no event whatsoever shall Guarantor be liable for accelerated rent of any kind or nature. Notwithstanding anything to the contrary contained in this Guaranty, this Guaranty shall terminate at the Expiration Date (as defined in the Lease) or sooner termination of the term of the Lease.

IN WITNESS WHEREOF, the undersigned Guarantor has signed this Guaranty on ________________, 2017.

GUARANTOR:

By:____________________________
Name:__________________________
Address:________________________
Social Security #: _______________

Please Initial: Landlord ____ Tenant ____

Exhibit D – Tenant's Approved Signage

Signage substantially similar to the attached image, however any installation must maintain some transparency through the doorway.


mission
77

Please Initial: Landlord ____ Tenant ____

MISSION
THISISMISSION.COM

+1 (212) 219 2787

77 Front Street
Second Floor
Brooklyn, NY 11201

Mailing:
45 Main Street
Suite 200
Brooklyn, NY 11201

January 8, 2018

VIA FEDEX

45 Main Associates LLC
c/o Two Trees Management Co. LLC
45 Main Street, Suite 602
Brooklyn, New York 11201

Re: NOTICE OF ASSIGNMENT – LEASE (THE "LEASE") BETWEEN MISSION MEDIA USA, INC. ("TENANT") AND 45 MAIN ASSOCIATES LLC ("LANDLORD") FOR 45 MAIN STREET, SUITE # 200, BROOKLYN, NY 11201 ("PREMISES")

To Whom It May Concern:

Pursuant to Section 24 of the Lease, this letter serves as written notice to you that Tenant is assigning the Lease to Mission Culture LLC, an entity that is under common control with Tenant (i.e., a "Related Entity" of Tenant). Mission Culture LLC is the same ownership as Tenant who is now operating as a LLC.

Enclosed for your records, please find a copy of the Assignment and Assumption of Lease between Tenant and Mission Culture LLC.

Please let us know if you need anything else for your records. A copy of the updated Certificate of Insurance will be sent to you shortly after the New Year.

Please confirm receipt of this correspondence.

Best Regards,

James Stephenson, Director

mission

MISSION
THISISMISSION.COM

+1 (212) 219 2787

77 Front Street
Second Floor
Brooklyn, NY 11201

Mailing:

45 Main Street
Suite 200
Brooklyn, NY 11201

Assignment and Assumption of Lease

The parties agree as follows:

Date: December 21, 2017

Parties:

Assignor: **Mission Media USA, Inc.**
Address: 77 Front Street, Suite 200, Brooklyn, New York 11201

Assignee: **MissionCulture LLC**
Address: 77 Front Street, Suite 200, Brooklyn, New York 11201

If there are more than one Assignor or Assignee, the words "Assignor" and "Assignee" shall include them.

Lease Assigned: The Lease which is assigned herein is identified as follows:

Landlord: 45 Main Associates LLC

Tenant: Mission Media USA, Inc.

Date of Lease: May 2, 2017, as amended July 18, 2017

Premises: Existing Premises as described more fully in the Lease in the building located at 45 Main Street, Brooklyn, New York 11021

Consideration: Assignor has received Ten ($10.00) dollars and other good and valuable consideration for this Assignment.

Assignment: Assignor assigns to the Assignee all the Assignor's right, title and interest in (a) the Lease and (b) the security deposit, if any, stated in the Lease.

Assumption of Liabilities: Assignee shall be liable to Landlord for all of the obligations of the "TENANT" under the Lease, including without limitation, Assignor's indemnification obligations, and Landlord may enforce the same directly against Assignee

No Obligations Created: Landlord shall have no obligations to give notice of any default under the Lease except to Assignee, and only to the extent required under the Lease and shall have no obligation to deal with any party other than Assignee with respect to the Lease or the Premises.

Indemnity: Assignee agrees to indemnify and hold Assignor harmless from any legal actions, damages and expenses, including legal fees that the Assignor may incur arising out of the Lease from and after the date hereof. Assignor hereby unconditionally, absolutely and irrevocably agrees to indemnify, defend and hold Assignee harmless of, from and against any and all costs, claims, obligations, damages, penalties, causes of action, losses, injuries, liabilities and expenses, including, without limitation, reasonable attorneys' fees, arising by reason of or in connection with Assignor's failure to perform the Landlord's obligations under the Lease arising or accruing prior to the date hereof.

Condition of Premises: Neither Landlord, nor the Assignor makes any representations or warranties, express or implied, concerning the condition of the Premises and the Assignee accepts the Premises in its "As-is" condition as of the date hereof.

Assignor's Statement: Assignor states that Assignor has the right to assign this Lease and that the premises are free and clear of any judgments.

Assignee's Statement:	Assignee states that Assignee has read the Lease and has received the original or copy of the Lease.
Successors:	This assignment is binding on all parties who lawfully succeed to the rights or take the place of the Assignor or Assignee.
Margin Headings:	The margin headings are for convenience only.
Miscellaneous:	Assignor and Assignee agree to cooperate with the other party in executing any ancillary agreements which may hereafter be necessary from time to time to carry out the intent of the parties as herein contemplated.
Governing Law:	This Assignment and Assumption Agreement shall be governed by and construed in accordance with the laws of the State of New York.
Signatures:	The Assignor and Assignee have signed this Assignment as of the date at the top of the first page.

ASSIGNOR:

Mission Media USA, Inc.

By: [signature]
Name: HELEN CROFT
Title: C.O.O

ASSIGNEE:

MissionCulture LLC

By: [signature]
Name: HELEN CROFT
Title: C.O.O

The undersigned, the guarantor under that certain limited personal guaranty (the "Guaranty") executed by JAMES STEPHENSON, and given to Landlord in connection with the Lease, executes this Agreement to consent to and agree to the terms set forth herein, to represent that the Guaranty is still in full force and effect for the Lease as modified by this Agreement and to ratify and reaffirm his obligations under the Guaranty as modified by this Agreement.

By: [signature]
James Stephenson

Assignor

Mission Media USA, Inc.

Assignee

MissionCulture LLC

Dated: December 21, 2017

Assignment and Assumption of Lease

STATE OF NEW YORK)

COUNTY OF New York) ss.:

) 628 40 2707

REBECCA NAOMI MOYES
NOTARY PUBLIC-STATE OF NEW YORK
No. 01MO6347318
Qualified in New York County
My Commission Expires 08-29-2020

On the 21st day of December in the year 2017, before me, the undersigned, a Notary Public in and said State of New York, personally appeared James Stephenson personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that (s)he executed the same in his(her) capacity, and that by his(her) signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

REBECCA NAOMI MOYES
NOTARY PUBLIC-STATE OF NEW YORK
No. 01MO6347318
Qualified in New York County
My Commission Expires 08-29-2020

STATE OF NEW YORK)

COUNTY OF New York) ss.:

) 628 40 2707

On the 21st day of December in the year 2017, before me, the undersigned, a Notary Public in and said State of New York, personally appeared Helen Croft personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that (s)he executed the same in his(her) capacity, and that by his(her) signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

Assignment and Assumption of Lease

The parties agree as follows:

Date: December , 2017

Parties: Assignor: **Mission Media USA, Inc.**
Address: 77 Front Street, Suite 200, Brooklyn, New York 11201

Assignee: **MissionCulture LLC**
Address: 77 Front Street, Suite 200, Brooklyn, New York 11201

If there are more than one Assignor or Assignee, the words "Assignor" and "Assignee" shall include them.

Lease Assigned: The Lease which is assigned herein is identified as follows:

Landlord: 45 Main Associates LLC

Tenant: Mission Media USA, Inc.

Date of Lease: May 2, 2017, as amended July 18, 2017

Premises: Existing Premises as described more fully in the Lease in the building located at 45 Main Street, Brooklyn, New York 11021

Consideration: Assignor has received Ten ($10.00) dollars and other good and valuable consideration for this Assignment.

Assignment: Assignor assigns to the Assignee all the Assignor's right, title and interest in (a) the Lease and (b) the security deposit, if any, stated in the Lease.

Assumption of Liabilities: Assignee shall be liable to Landlord for all of the obligations of the "TENANT" under the Lease, including without limitation, Assignor's indemnification obligations, and Landlord may enforce the same directly against Assignee

No Obligations Created: Landlord shall have no obligations to give notice of any default under the Lease except to Assignee, and only to the extent required under the Lease and shall have no obligation to deal with any party other than Assignee with respect to the Lease or the Premises.

Indemnity: Assignee agrees to indemnify and hold Assignor harmless from any legal actions, damages and expenses, including legal fees that the Assignor may incur arising out of the Lease from and after the date hereof. Assignor hereby unconditionally, absolutely and irrevocably agrees to indemnify, defend and hold Assignee harmless of, from and against any and all costs, claims, obligations, damages, penalties, causes of action, losses, injuries, liabilities and expenses, including, without limitation, reasonable attorneys' fees, arising by reason of or in connection with Assignor's failure to perform the Landlord's obligations under the Lease arising or accruing prior to the date hereof.

Condition of Premises: Neither Landlord, nor the Assignor makes any representations or warranties, express or implied, concerning the condition of the Premises and the Assignee accepts the Premises in its "As-is" condition as of the date hereof.

Assignor's Statement: Assignor states that Assignor has the right to assign this Lease and that the premises are free and clear of any judgments.

Assignee's Statement:	Assignee states that Assignee has read the Lease and has received the original or copy of the Lease.
Successors:	This assignment is binding on all parties who lawfully succeed to the rights or take the place of the Assignor or Assignee.
Margin Headings:	The margin headings are for convenience only.
Miscellaneous:	Assignor and Assignee agree to cooperate with the other party in executing any ancillary agreements which may hereafter be necessary from time to time to carry out the intent of the parties as herein contemplated.
Governing Law:	This Assignment and Assumption Agreement shall be governed by and construed in accordance with the laws of the State of New York.
Signatures:	The Assignor and Assignee have signed this Assignment as of the date at the top of the first page.

ASSIGNOR:

Mission Media USA, Inc.

By: ______________________
Name: HELEN CROFT
Title: C.O.O

ASSIGNEE:

MissionCulture LLC

By: ______________________
Name: HELEN CROFT
Title: C.O.O

The undersigned, the guarantor under that certain limited personal guaranty (the "Guaranty") executed by JAMES STEPHENSON, and given to Landlord in connection with the Lease, executes this Agreement to consent to and agree to the terms set forth herein, to represent that the Guaranty is still in full force and effect for the Lease as modified by this Agreement and to ratify and reaffirm his obligations under the Guaranty as modified by this Agreement.

By: ______________________
James Stephenson

STATE OF NEW YORK)
) ss.:
COUNTY OF New York)

On the 21 day of December in the year 2017, before me, the undersigned, a Notary Public in and said State of New York, personally appeared James Stephenson personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that (s)he executed the same in his(her) capacity, and that by his(her) signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public Notary #: 01M06347318
Valid from: 8/29/2016-8/29/2020

STATE OF NEW YORK)
) ss.:
COUNTY OF)

On the ____ day of December in the year 2017, before me, the undersigned, a Notary Public in and said State of New York, personally appeared __________________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that (s)he executed the same in his(her) capacity, and that by his(her) signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

____

Notary Public

STATE OF NEW YORK)
) ss.:
COUNTY OF)

On the ____ day of December in the year 2017, before me, the undersigned, a Notary Public in and said State of New York, personally appeared __________________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that (s)he executed the same in his(her) capacity, and that by his(her) signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

____

Notary Public

Assignor

Mission Media USA, Inc.

Assignee

MissionCulture LLC

Dated: December 21, 2017

Assignment and Assumption of Lease

MISSION
THISISMISSION.COM
+1 (212) 219 2787
77 Front Street
Second Floor
Brooklyn, NY 11201
Mailing:
45 Main Street
Suite 200
Brooklyn, NY 11201

January 8, 2018

VIA FEDEX

Charles Gibb
FT US Inc.
45 Main Street, Suite 200
Brooklyn, New York 11201

Re: CHANGE OF NAME OF ENTITY – LICENSE ("LICENSE") BETWEEN MISSION MEDIA USA, INC. ("LICENSOR") AND FT US INC. ("LICENSEE") FOR CERTAIN SPACE AT 45 MAIN STREET, SUITE # 200, BROOKLYN, NY 11201 ("LICENSED PREMISES")

Dear Charles:

This letter serves as written notice to you that Licensor is changing the name of its entity to Mission Culture LLC.

Going forward, please send (i) the Base License Fee and all other payments due Licensor, (ii) and all notices to Licensor, under the License to Mission Culture LLC at the same address.

Furthermore, please change your Certificate of Insurance so that Mission Culture LLC is named as an additional insured and provide proof of same ASAP.

Please confirm receipt of this correspondence and let me know if you have any questions or comments.

Best Regards,

James Stephenson, Director

mission

License Agreement

License agreement ("License"), dated as of this 6th day of November, 2017, is between **Mission Media USA, Inc.** ("Licensor"), currently located at 45 Main Street, Brooklyn, New York 11201 and **FT US Inc.** ("Licensee") with an address at 45 Main Street, Brooklyn 11201.

WHEREAS, pursuant to that certain Agreement of Lease dated as of May 2, 2017 ("Master Lease" or "Overlease"), by and between Two Trees Management Co LLC as landlord ("Master Landlord"), and MISSION MEDIA USA, INC., as tenant ("Tenant" or "Licensor"), Tenant leased certain premises commonly known as the Suite 200 ("Premises") in a building located at 45 Main Street, Brooklyn, New York 11201 ("Building").

WHEREAS, subject to each and every term and condition of the Overlease (except as may be provided for otherwise herein), the Licensee desires to license from the Licensor a portion of the Premises, and in particular, three (3) desks, with an option to license up to fourteen (14) desks upon prior written notice to Licensor, with shared use of reception and five conference rooms ("Licensed Premises").

NOW, THEREFORE, for and in consideration of the sum of $10.00, receipt of which is hereby acknowledged by Licensor, and other good and valuable consideration, it is mutually covenanted and agreed as follows:

1. License.

A. Licensor hereby licenses the Licensed Premises to Licensee, and Licensee accepts said license, on the terms and conditions hereof. This License is expressly made subject to all federal laws, codes, rules and regulations as well as those of the State of New York and all governmental and quasi-governmental agencies.

B. Licensor and Licensee mutually intend that this License shall constitute a license and not a lease. Licensee hereby acknowledges that it shall not possess any rights as a tenant of any part of the licensed premises. This License and the rights of Licensee shall not be deemed to be or construed as a month-to-month tenancy or any other type of tenancy, and Licensee hereby waives, on behalf of itself any and all notices which would otherwise be required for a landlord to give to a tenant to terminate any such tenancy. The use of the Licensed Premises pursuant to this License shall constitute a license subject to Section 713 of the New York Real Property Actions and Proceedings Law and to all other applicable laws.

2. Condition of Licensed Premises/Use.

A. Licensee acknowledges that it has inspected the Licensed Premises and agrees to accept possession thereof in their then "as-is" physical condition, including but not limited to, heating systems, with no maintenance or improvements to be performed or paid by Licensor. Any changes or alterations by the Licensee to the Licensed Premises shall comply with any legal requirements or any certificate of occupancy for the Building and shall only be done with Licensor's and Master Landlord's written consent and in accordance with the rules and regulations of the Building as well as applicable law for any work performed between the date hereof and the Expiration Date (as defined hereunder). Licensee shall restore said Licensed Premises to their condition existing prior to the Licensee's possession of same. *Supplementing the foregoing, the furniture currently within the Licensed Premises, except for the chairs, shall remain in the Licensed Premises throughout the term of this License for Licensee's use at no additional cost to Licensee. Licensee shall accept said furniture in their then "as-is" physical condition on the Commencement Date. At the expiration of this License, Licensee shall return said furniture and the Licensed Premises to Licensor in the same condition as on the Commencement Date, reasonable wear, tear and casualty excepted.*

B. Notwithstanding anything to the contrary in this License, Licensee agrees that it may not further license, assign or sublease the Licensed Premises.

A VIOLATION OF ANY OF THE TERMS OF THIS PROVISION SHALL GIVE TO THE LICENSOR THE RIGHT TO RESTRAIN THE SAME BY INJUNCTIVE RELIEF OR TERMINATE THIS LICENSE UPON FIVE (5) BUSINESS DAYS' NOTICE IN WRITING. LICENSEE ACKNOWLEDGES THAT LICENSEE'S AGREEMENTS AS HEREIN SET FORTH CONSTITUTE A SUBSTANTIAL OBLIGATION OF LICENSEE AND A MATERIAL INDUCEMENT FOR LICENSOR TO ENTER INTO THIS LICENSE AND, BUT FOR THIS INDUCEMENT, LICENSOR WOULD NOT ENTER INTO THIS LICENSE. A DEFAULT BY LICENSEE

OF THE FOREGOING SHALL BE CONSIDERED A MATERIAL DEFAULT UNDER THIS LICENSE, FOR WHICH LICENSOR MAY PURSUE ANY AND ALL REMEDIES, INCLUDING BUT NOT LIMITED TO, THOSE RIGHTS REFERRED TO HEREIN.

The Licensed Premises are to be used, subject to the terms and conditions of this License and the Overlease, only as and for general and executive office use by the Licensee (the "Permitted Use") (and for no other purpose) for the License Term as defined in Article 4 herein.

3. Fees & Security Deposit.

A. License Fee. Licensee agrees to pay Licensor, without setoff or demand, on the first (1st) day of each month during the Term, a license fee of $500 per desk plus a 10% service charge per month for the use of the Licensed Premises ("Base License Fee"). For sake of clarity and emphasis, the initial Base License Fee shall be $500 (i.e., (($500 x 1 desks) + (10% x $50)). Simultaneously with the execution of this License, Licensee shall forward to Licensor a bank or cashier's check or wire in the amount of $550 , payable to Licensor, representing the first month's Base License Fee due and payable hereunder. If the Commencement Date shall not occur on the first day of a calendar month, the Base License Fee for such calendar month shall be prorated on a per diem basis (with any excess paid at License execution applied to the following months' Base License Fee.

B. Security Deposit. Licensee agrees that upon the execution of this License, Licensee shall deposit with Licensor the sum of NONE ("Security Deposit"). If at any time during the term hereof Licensor shall apply all or any portion of Licensee's Security Deposit to cure a default of Licensee hereunder, Licensee shall within five (5) business days and without further demand deposit with Licensor that sum which shall be necessary to maintain the Security Deposit in an amount equal to the rent security as so required in this Article 3(C). Licensor shall be permitted to co-mingle the Security Deposit with the funds in its operating account(s) (unless such is deemed against public policy, and upon Licensor's receipt of written notice of same, License shall (a) promptly deposit said Security Deposit in a separate segregated account and (b) in no event be considered in default of this License). The failure to replenish the Security Deposit as required hereunder shall give rise to the same right and remedies reserved to the Licensor under this License, at law (including, without limitation, the remedies provided under Article 7 of the Real Property Action and Proceedings Law of the State of New York) or in equity as if such nonpayment were of Base License Fee reserved hereunder.

4. License Term. The term of this License ("License Term") shall commence on November 1, 2017 (the "Commencement Date") and expire on December 31st, 2018 (the "Expiration Date"), unless sooner terminated in accordance with the provisions of this License. Such term of this License shall be referred to hereinafter as the "Term". At the end of the License Term, Licensee shall immediately vacate and surrender the Licensed Premises to Licensor and immediately remove all of Licensee's property, materials and equipment placed or installed in the Licensed Premises by the Licensee. In the event Licensee fails to vacate the Licensed Premises by the expiration of this License, in the condition as provided for herein, Licensor shall have the right to remove all contents from the Licensed Premises at Licensee's sole cost and expense and the cost thereof shall thereafter become payable upon demand by Licensor. Licensee shall restore the Licensed Premises to the condition required under Section 2A hereof. Licensor shall have no liability of any kind whatsoever in connection with the removal of such contents pursuant to the aforementioned sentence, including but not limited to any claim for damages, consequential or otherwise. The end of the License Term shall not relieve the Licensee of any obligations under this License (or the Overlease, where applicable) which shall have accrued prior to the end or termination of the License Term; such obligations shall survive the end of the License Term (and the Overlease, where applicable).

5. Amendments. This License may not be changed, modified or canceled orally.
Covenant. Licensee shall keep and perform and permit no violation of, each and every one of the covenants, agreements, terms, provisions and conditions herein contained on the part and on behalf of Licensee to be kept and performed.

6. Insurance. The Licensee will not by any act of commission or omission cause an increase in the rate of insurance or the cancellation of any insurance policy. In the event of any increase in the rate of Licensor's insurance caused by the Licensee's use of the Premises, Licensee agrees to pay on demand the amount of any such increase. Licensee shall furnish the Licensor with policies of insurance naming Licensor, its successors and/or assigns, its mortgagee, and Master Landlord shall be named as additional insureds (the "Additional Insureds"), said policies containing personal injury and property damage insurance, under a policy of general public liability insurance, with such limits as are not less than $3,000,000 in respect to bodily injury or death arising out of any one occurrence and $2,000,000.00 for property damage. Licensee also agrees to carry such other insurance as it may be required to carry by law, such as worker's compensation insurance coverage. Licensee hereby waives any

property damage claim which it may in the future have against Licensor to the extent Licensee's damages are covered by the its own insurance. Licensee agrees to request, for the benefit of the Licensor, a policy or endorsement waving Licensee's insurance carrier's right of subrogation. All insurance coverages listed above shall be in a form and with endorsements, waivers and deductibles and with insurance companies as reasonably determined by Licensor, naming the Additional Insureds and such other parties as Licensor may reasonably designate, or as may be required by any agreements affecting the Licensee's equipment, as additional insureds thereunder. Such policies shall also provide that they are primary to, and not contributing with, any policy carried by the Additional Insureds covering the same loss. All carriers must have an A.M. Best rating of at least A-VII.

8. Indemnification. In consideration of and as a material inducement for Licensor to enter into this License, Licensee hereby covenants and agrees to indemnify, protect, defend and hold harmless the Indemnitees, along with their respective affiliates, subsidiaries, members, managers, employees, representatives, mortgagees, agents and invitees, from and against each and every claim, demand or cause of action against the Indemnitees or any cost, expense, fine, injury, damage (including any damage to the Building or Licensed Premises), loss and/or liability (including without limitation, attorney's fees, costs and disbursements incurred in defense of the Indemnitees, together with the costs of enforcing this indemnification), caused to or suffered against the Indemnitees and/or the Building on account of personal injury or death or property damage caused by, or arising out of, or in any way incidental to or in connection with the Licensee's use of or operations in the Licensed Premises, or the use by any invitee, guest, employee or agent of Licensee, or by reason of any breach or nonperformance of any term, provision or covenant herein, or the violation of any law or regulation by the Licensee, unless such Damages are solely the result of the negligence of Licensor, or its employees, officers or agents. Licensor shall defend, indemnify and hold Licensee harmless from and against any and all injury and damage caused by Licensor's gross negligence, intentional misconduct and/or breach of this License.

9. Additional Fee. If the Licensor shall make any expenditure for which Licensee is responsible in accordance with this License, then the amount thereof shall thereafter become payable upon demand by Licensor. Notwithstanding anything to the contrary contained in this License, any monies due and owing Licensor under this Section must be paid by Licensee within ten (10) days of Licensor's demand therefor.

The provisions of this Section shall survive the expiration of this License.

10. Services Provided by Licensor. Licensee shall be entitled to receive by way of Licensor, those services which Licensor receives, subject to the terms and conditions of the Overlease.

In addition to the foregoing:

A. Internet. Licensor can provide internet service for Licensee through Licensor's existing connection and service arrangement at a direct costs pass through basis. Any costs to reconfigure the existing internet wiring in the premises shall be paid by the Licensee and returned its original configuration at the end of the license agreement. Internet usage shall be limited to the Licensee's current business and internet usage for ordinary email and website usage. Licensee cannot host a website in the space. Uploading and downloading of large files which adversely affects the Licensors business is prohibited. Licensee is permitted to contract for and get bandwidth separately in the space.

B. Licensee shall be entitled to use of (i) five (5) of the conference and meeting rooms, subject to the booking system, (ii) kitchen and (iii) shower room.

C. 11. Brokerage. Licensee represents and warrants that no broker has represented Licensee in this transaction other than NONE (collectively "Broker"). Licensee warrants to Licensor that they have had no dealings with any broker or agent in connection with the negotiation or execution of this Lease other than with the brokers specifically identified above (if any). Licensee hereby agrees to indemnify, defend and hold harmless Licensor from and against any and all claims, demands, liabilities, suits, losses, costs and expenses (including reasonable attorneys' fees and disbursements) arising out of any inaccuracy or alleged inaccuracy of the above representation. Licensor shall pay a brokerage commission pursuant to a separate agreement. Licensor shall have no liability for any brokerage commissions arising out of a sublease or assignment by Licensee. The provisions of this Article 11 shall survive the expiration or sooner termination of this License.

12. Holding Over.

A. Any holdover after the expiration of the said term or any extensions thereof shall be construed to be an occupancy from month-to-month and shall otherwise be on the terms and conditions herein specified, as far as applicable, except as provided for in subsection 12(B) below.

B. Notwithstanding anything to the contrary contained in Subsection 12 (A), any holding over shall constitute a tenancy at will and shall not be construed as Licensor's consent for Licensee to hold over and the charge for use and occupancy of such holding over for each calendar month or part thereof (even if such part shall be a small fraction of a calendar month) shall be the sum of:

i) the monthly Base License Fee set forth in Article 3 of this License times two hundred percent (200%), plus

ii) any additional license fee payable which would have been payable monthly pursuant to this License, had this License not expired, which total sum Licensee agrees to pay to Licensor promptly upon demand, in full. Neither the billing nor the collection of use and occupancy of the above amount shall be deemed a waiver of any right of Licensor to collect damages for Licensee's failure to vacate the Licensed Premises after the expiration or sooner termination of this License. The aforesaid provisions of this Article shall survive the expiration or sooner termination of this License.

C. Licensee hereby indemnifies and agrees to defend and hold Licensor harmless from and against any loss, cost, liability, claim, damage, fine, penalty and expense (including attorneys' fees and disbursements) resulting from delay by Licensee in surrendering the Licensed Premises upon the expiration or earlier termination of this License, including any claims made by any succeeding licensee/tenant or prospective licensee/tenant or successor licensor/landlord founded upon such delay.

13. Exculpation. Licensee acknowledges and agrees, for itself and its successors and assigns, that no trustee, director, officer, employee or agent of Licensor shall be personally liable for any of the terms, covenants or obligations of Licensor hereunder.

14. Late Charge.

A. If Licensee shall fail to pay when due any installment or payment of Base License Fee or any other payment owed to Licensor by Licensee (as defined in this License) for a period of four (4) days after the date on which such installment of payment is due; Licensee shall pay to Licensor or its managing agent a late charge of six percent (6%) of the amount due as compensation for the inconvenience caused by such late payment. If any installment of Base License Fee remains unpaid for fifteen (15) days following Licensor's written notice thereof to Licensee, Licensee shall pay interest thereon from the original date due until the date paid at a monthly rate of interest equal to the lesser of (i) one twelfth (1/12) of the maximum annual rate of interest permitted by law or (ii) one (1%) percent, and the same shall be deemed to be Additional Rent.

B. If on more than one occasion during any twelve-month period Licensee shall make any payments due hereunder by ordinary check and that check shall be returned for insufficient funds or uncollected funds or the account being closed, then Licensor shall not be obligated to accept any payment on account from or on behalf of Licensee for Base License Fee the following twelve-month period, other than by certified check or official bank check. If payment made by Licensee to Licensor shall be returned for any of the above reasons, there shall be an additional charge to Licensee of fifty ($50.00) dollars.

C. Unless otherwise specified in this License, any Additional Rent which shall be owed hereunder shall be due and payable with the next succeeding payment of Base License Fee.

15. Events of Default.

The following shall be events of default by Licensee ("Event of Default") under this License (except with regard to Article 15.2, it shall only be an Event of Default after Licensee has received fifteen (15) business days written notice of said default (unless said default is not reasonably capable of cure within said period, Licensee must undertake with all diligence, all necessary steps to cure same within said fifteen (15) business days and thereafter continue to diligently pursue said cure to completion) and the aforesaid default has not been cured within the applicable cure period):

15.1 Licensee shall fail to pay when due any Base License Fee or other sums payable by Licensee hereunder. Notwithstanding the foregoing, with regard to (i) License Fee, Licensor shall provide Licensee with written notice of such default and Licensee shall have five (5) days after receipt of such notice of default to cure such default, provided, however, Licensor shall only be obligated to provide notice of a default hereunder one (1) time during the Term (and any extension thereof, if any) and (ii) an additional fee, Licensor shall provide Licensee with written notice of such default and Licensee shall have five (5) days after receipt of such notice of default to cure such default.

15.2 Licensee shall fail to comply with or observe any other provision of this License.

15.3 Licensee shall abandon the Licensed Premises, without continuing payments of the License Fee or any other fee payable in accordance with the terms of this License in accordance with the terms of this License.

16. Remedies

If there is an Event of Default by Licensee under this License, then without any notice or demand to Licensee whatsoever (other than that already given to Licensee under Article 15 hereinabove, where applicable), Licensor shall have the right (but not any duty) to exercise, on a cumulative basis, any or all of the following remedies:

16.1 Licensor may continue this License in full force and effect, and proceed to collect all Base License Fees when due.

16.2 Without prejudice to any other remedy which Licensor may have, Licensor may continue this License in full force and effect and may take such lawful action as may be required to enter the Licensed Premises under full and free license from Licensee, to expel or remove Licensee and any others who may be occupying or within the Licensed Premises, to remove any and all property therefrom, using such force as may be legally permissible and relet or relicense all or any portion thereof to other parties for Licensee's account. Licensor shall not unreasonably refuse any proposed new tenant offered by Licensee. Licensee shall pay to Licensor on demand all reasonable and customary costs Licensor incurs in entering the Licensed Premises and relicensing or reletting them, including, without limitation, brokers' commissions, expenses of repairs and remodeling, reasonable attorneys' fees, and all other actual costs. Reletting or relicensing may be for a period shorter or longer than the remaining term of this License. During the term of any reletting or relicensing, Licensee shall pay to Licensor the License Fee due under this License on the dates due, less any net rents Licensor receives from any reletting or relicensing. Licensor shall use commercially reasonable efforts to mitigate damages under this Section 16.2.

16.3 Licensor may terminate Licensee's rights under this License at any time. From and after any such termination, Licensor shall have the right to recover from Licensee the following costs, expenses, losses and damages caused by, resulting from or incurred in connection with said default and/or termination including:

16.3.1 An amount equal to all unpaid License Fee that had accrued prior to the time of termination of this License;

16.3.2 An amount equal to (a) the amount of License Fee that would have accrued under this License between (i) the date of termination of this License, and (ii) the date the calculation is made under this Subsection 16.3.2 if this License had not been so terminated; less (b) any net amounts of rent actually received by Licensor with respect to such time period;

16.3.3 Intentionally Deleted

16.3.4 An amount equal to (a) all actual costs and expenses, including but not limited to reasonable attorneys' fees, that have been incurred by Licensor prior to the date the calculation of said amounts is made.

16.4 Unless a shorter time period is provided for in any other Article of this License, Licensor may cure any default at Licensee's cost after fifteen (15) days prior written notice to Licensee. If Licensor at any time after the expiration of any applicable notice and cure period, by reason of Licensee's default, pays any sum to cure any default, the sum so paid by Licensor shall be immediately due from Licensee to Licensor within thirty (30) days after Licensee's receipt of Licensor's written demand therefore, and shall bear interest. Said sum, together

with interest thereon, shall be an additional fee at the lesser of (i) the maximum rate allowed by law or (ii) one and one-half percent (1.5%) per month.

16.5 Licensor may exercise any or all other rights or remedies available at law or equity, including, without limitation, the right to obtain restraining orders, injunctions and decrees of specific performance.

16.6 Licensor may obtain an injunction by any court of competent jurisdiction restraining any threatened breach or any continuing breach of any of Licensee's covenants hereunder.

Any right granted in this Section 16 to Licensor in the event of a default by Licensee hereunder shall apply to any extension or renewal of this License. No act or thing done by Licensor or Licensor's employees or agents during the term of this License shall be deemed an acceptance of a surrender of the Licensed Premises. No waiver by Licensor or Licensee of any default of the other party hereunder shall be implied from any inaction by Licensor or Licensee on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated. The receipt by Licensor of Base License Fee, hold-over License Fee, referred to in Article 12 hereof, or any other amount due hereunder with knowledge of the breach of any covenant of Licensee contained in this License shall not be deemed a waiver of such breach.

17. Notices. Any notice required, desired or permitted to be given or served by either party to this License shall be deemed to have been given or served by either party to this License when made in writing, when sent by certified mail return receipt requested, or by nationally recognized overnight courier, addressed as follows:

If to Licensor: **Mission Media USA, Inc.**
77 Front Street-Suite 200
Brooklyn, New York 11201

With copy to: Abrams Garfinkel Margolis Bergson LLP
1430 Broadway, 17th Floor
New York, New York 10018
Attention: Larry H. Haber, Esq.

If to Licensee: **FT US Inc.**
At the Licensed Premises

If so mailed, the notice shall be deemed to have been given three (3) business days after the date it was mailed. If sent by overnight courier service, the notice shall be deemed to have been given on the next business day after deposit with such overnight courier service for next business day delivery. Licensee shall send a copy of all notices directed to Licensor to any mortgagee of the Licensed Premises who shall request the same by a written notice to that effect provided to Licensee in accordance with this Paragraph. Notices from Licensor may be given by the attorney or other agent of Licensor. Notices from Licensee may be given by the attorney or other agent of Licensee. All rental payments shall be made payable to the order of Licensor and sent to Licensor at the first above address. The addresses may be changed from time to time and at any time by either party by serving notices as above provided.

18. Subordination. This License is subject and subordinate to all ground or underlying leases (if any), and to all mortgages which may now or hereafter affect such leases, or the real property of which the Licensed Premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. However, no property owned or removable by the Licensee shall be subject to the lien of paramount mortgages. This provision shall be self-operative, and no further instrument of subordination shall be required by any mortgagee. In confirmation of such subordination, Licensee shall promptly execute a certificate to such effect that Licensor may reasonably request.

Licensee and Licensor shall furnish from time to time when requested by the other or the holder of any deed to secure debt or mortgage covering the Building, the Licensed Premises, or any interest of the other therein, a certificate signed by Licensee or Licensor confirming and containing such reasonable certifications and representations deemed appropriate by the other or the holder of any deed to secure debt or mortgage covering the Building, the Licensed Premises or any interest of the other therein, and Licensee or Licensor shall, within ten (10) business days following receipt of said certificate from the other return a fully executed copy of said certificate to the other. If Licensee or Licensor fails to return a fully executed copy of such certificate to the other within said period, Licensee or Licensor shall be deemed to have approved and confirmed all of the provisions contained in such

certificate. In addition to the foregoing, Licensee and Licensor reserve the right to exercise any further rights or remedies available to it under this License, at law or equity by reason of the other party's default hereunder.

19. Pursuit of Remedies. Licensee agrees that Licensor may seek from Licensee any and all costs, expenses, charges, expenditures or other obligations of any kind or nature suffered or incurred by Licensor with respect to: (a) the conduct or management of the Licensed Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Licensor) in or about the Licensed Premises during the term of this License or during the period of time, if any, prior to the Commencement Date of this License that Licensee may have been given access to the Licensed Premises: (b) any act, omission or negligence of Licensee or any of its subtenants or licensees or its or their partners, directors, principals, shareholders officers, agents, or employees: (c) any breach or default by Licensee in the full and prompt payment and performance of Licensee's obligations under this License; together will all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys' fees and expenses; and (d) any breach or default by Licensee of any representation or warranty made by Licensee under this License.

20. Rules and Regulations. Licensee and Licensee's agents and employees will comply with all the rules and regulations of the Building and those described in the Overlease. Licensor in its reasonable judgment shall have the right to change such rules and regulations or to promulgate other rules and regulations in a manner deemed advisable for safety, care, or cleanliness of the Building and related facilities or premises, and for preservation of good order therein, all of which rules and regulations, changes and amendments will be forwarded to Licensee in writing and shall be carried out and observed by Licensee. Licensee shall further be responsible for the compliance with such rules and regulations by the employees, servants, agents and visitors (while within the Licensed Premises) of Licensee.

21. Attorneys' Fees. The unsuccessful party among Licensee and Licensor hereby agrees to pay, as Additional Rent, all reasonable attorneys' fees and disbursements (and all other court costs or expenses of legal proceedings) which Licensor or Licensee may incur or pay out by reason of, or in connection with an action or proceeding with respect to this License.

22. Liens. Licensee will not permit any lien to be placed upon the Licensed Premises, the Building or any improvements thereon during the term of this License caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Licensee. In the case of the filing of any such lien, Licensee will promptly pay or otherwise discharge the same by bonding or otherwise. If default in payment or discharge thereof shall continue for twenty (20) days after notice thereto from Licensor to Licensee, Licensor shall have the right at Licensor's option of bonding over or paying the same without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much Additional Rent hereunder due from Licensee to Licensor and shall be repaid to Licensor within ten (10) days of Licensor's written demand. Notwithstanding anything to the contrary contained in this License, Licensee shall not make any changes, alterations, additions or improvements to the Licensed Premises

23. Security.

A. Licensee acknowledges and agrees that Licensor shall have no obligation to keep the Licensed Premises or any portion thereof or any property or equipment installed therein guarded, attended or patrolled and the Licensee further understands that Licensor will have no liability of any kind whatsoever for loss, theft or damage of or to any property, equipment or materials placed or installed on or in the Licensed Premises by or on behalf of or at the invitation of Licensee, regardless of how or when such loss occurs and Licensee shall indemnify and defend Indemnitees against any claim in connection therewith. Licensor shall have the right to implement security measures, practice and procedures for the Building and to exclude any persons from the Building by reason thereof.

B. Before leaving the Licensed Premises unattended, Licensee, its officers, agents, servants and employees shall close and seal off all access to the Licensed Premises. Licensee shall, at all times, ensure that the Premises and any and all property and equipment thereon are stored in a safe condition and comply with all reasonable design and safety considerations. Any damage resulting from Licensee's failure to comply with this Section shall be paid by Licensee. Licensor will not be responsible for lost, stolen or damaged personal or other property, equipment, money or any article stored in the Licensed Premises, regardless of how or when such loss occurs and Licensee shall indemnify and defend Indemnitees against any claim in connection therewith.

24. Casualty. In the event the Licensed Premises or the Building are partially, materially or totally damaged or are rendered partially, materially or wholly untenantable by fire or other casualty or accident, this

License and thereupon the term of the License shall expire by lapse of time immediately upon the notice to Licensee and Licensee shall vacate the Licensed Premises and surrender the same to Licensor in the condition required hereunder (subject to the reasonableness of same in light of the casualty suffered). Nothing contained hereinabove shall relieve Licensee from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Licensor and Licensee each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasers' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance and also, provided that such a policy can be obtained without additional insurance premiums. Licensee acknowledges that Licensor will not carry insurance on Licensee's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Licensee and agrees that Licensor will not be obligated to repair any damage thereto or replace the same. Licensee hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

25. Use/Use Restrictions/Obligations. Licensee will not occupy or use the Licensed Premises, or permit any portion of the Licensed Premises to be occupied or used, for any business or purpose other than the uses permitted herein or permitted in writing by Licensor or for any use or purpose which is unlawful in part or in whole or deemed to be disreputable in any manner or extra hazardous on account of fire. Licensee shall not use, store, or discharge any hazardous material, nor permit anything to be done which will in any way increase the rate of insurance on the Building or contents. Licensee also agrees that it shall take all steps necessary to monitor the flow of traffic in and out of the Licensed Premises to ensure that Licensee's business operations do not interfere with the operations and conduct of the Building or of the businesses of other licensees/tenants/occupants of the Building. Licensee shall not (and shall not permit any of its employees, contractors, agents, invitees to) create any noise levels, which shall interfere with the quiet enjoyment of the other tenants/licensees occupying other portions of the Building. Licensee shall not interfere with the rights of other persons to use the lobby of the Building. Licensee agrees and acknowledges that the terms of this paragraph is a material inducement for Licensor to enter into this License with Licensee. Notwithstanding anything to the contrary contained in this License, Licensee's use and occupancy shall initially be limited to three (3) full time occupants in the normal course of the business, with Licensee having the option of adding full time occupants during the Term, up to a total of fourteen (14).

26. Coordination. All activities relating to use of the Licensed Premises must be coordinated in advance with designated representatives of Licensor.

27. Limited Liability of Licensor. Licensor shall not be liable to Licensee for any special or consequential damages by reason of this License or any breach thereof.

28. Right to Access. Licensor or Licensor's agents shall also have the right (but shall not be obligated) to enter the Licensed Premises in any emergency at any time, and, at other reasonable times to examine the same and to make such repairs, replacements and improvements as Licensor may deem necessary and reasonably desirable to any portion of the building or which Licensor may elect to perform, in the premises, following Licensee's failure to make repairs or perform any work which Licensee is obligated to perform under this License, or for the purpose of complying with the laws, regulations and other directions of governmental authorities. Licensee shall permit Licensor to use and maintain and replace pipes and conduits in and through the Licensed premises and to erect new pipes and conduits therein, provided they are within the walls, Licensor may, during the progress of any work in the Licensed Premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Licensee be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Licensor shall have the right to enter the Licensed Premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgages of the building, and during the last six months of the terms for the purpose of showing the same to prospective Licensees. If Licensee is not present to open and permit an entry into the Licensed Premises, Licensor or Licensor's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Licensee's property and such entry shall not render Licensor or its agents liable therefor, nor in any event shall the obligations of Licensee hereunder be affected. If during the last month of the term Licensee shall have removed all or substantially all of Licensee's property therefrom, Licensor may immediately enter, alter, renovate or redecorate the Licensed premises without limitation or abatement of rent, or incurring liability to Licensee for any compensation and such act shall have no effect on this License or Licensee's obligations hereunder. Licensor shall have the right at any time, without the same constituting an eviction and without incurring liability to Licensee therefor to change the arrangement and/or

location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the building and to change the name, number of designation by which the Building may be known.

29. Amendments. This License may not be changed, modified or canceled orally.

30. Entire Agreement. This License constitutes the entire agreement between the parties, and there is no other agreement between the parties relating in any manner to this License. Licensee hereby represents and warrants to the Licensor that the person executing this License on behalf of Licensee has the power and authority to execute this License on behalf of Licensee and to bind Licensee to the provisions hereof.

31. Intentionally Deleted.

32. Governing Law. This License shall be governed by the laws of the State of New York. Any disputes hereunder will be heard in the appropriate state and federal courts located in the County of Kings, State of New York.

33. Compliance with Overlease. Licensee covenants and agrees not to do or suffer or permit anything to be done which would result in a default under or cause the Overlease to be terminated or which would cause Licensor to incur any additional cost (other than for services provided by Master Landlord) pursuant to the Overlease for which Licensee is not required to reimburse Licensor hereunder (it being understood that if Licensor incurs any costs and expenses on account of Licensee's default under the Overlease, then Licensee shall immediately reimburse Licensor for such costs and expenses expended by Licensor).

34. Counterparts. This License may be executed in one or more counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument. Furthermore, for purposes of this License, any signed counterpart transmitted by e-mail in pdf format ("PDF") shall be treated in all manner and respects as an original document. The signature of either party hereto in PDF format shall be considered for these purposes as an original signature. Any such PDF shall be considered to have the same binding legal effect as an original of this License. Landlord and Tenant each agree on their own behalf that it shall not raise the use of the PDF or the fact that any signature was transmitted or communicated through the use of a PDF format via e-mail as a defense to the due execution and delivery of this License.

SIGNATURES CONTINUED ON NEXT PAGE

If these requirements are satisfactory to you, please indicate your agreement by signing below.

Agreed and accepted to on this 13 day of November,, 2017

FT US Inc. "Licensee"

By: ________________________
Name: C. GIBBS
Title:

Mission Media USA, Inc. "Licensor"

By: ________________________
Name: JAMES STEPHENSON
Title: DIRECTOR